                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                         Toreador Resources Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

[TOREADOR RESOURCES CORPORATION LOGO]



TOREADOR RESOURCES CORPORATION



NOTICE OF 2001
ANNUAL MEETING
OF STOCKHOLDERS
AND PROXY STATEMENT








                           Please Complete, Sign, Date
                         And Return Your Proxy Promptly








                                                     THURSDAY, MAY 17, 2001
                                                     10:00 A.M.
                                                     HAYNES AND BOONE, LLP
                                                     901 MAIN STREET, 29TH FLOOR
                                                     DALLAS, TEXAS

[TOREADOR RESOURCES CORPORATION LOGO]


                                     [TOREADOR RESOURCES CORPORATION LETTERHEAD]



April 23, 2001



Dear Toreador Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Toreador Resources Corporation. The meeting will be held at 10:00 a.m. on Thursday, May 17, 2001, at the offices of our legal counsel, Haynes and Boone, LLP, 901 Main Street, 29th Floor, Dallas, Texas. Your Board of Directors and management look forward to greeting those of you able to attend in person.

    - You will find enclosed a NOTICE OF ANNUAL MEETING OF STOCKHOLDERS that identifies the proposal for your action.

    - At the meeting we will present a report on Toreador's 2000 business results and on other matters of current interest to you.

    -    You will find enclosed the 2000 Annual Report.

    Your vote is very important. The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you can attend the meeting, please read the Proxy Statement carefully, then sign, date and return the enclosed proxy promptly in the envelope provided, so that your shares will be represented at the meeting.

    On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                             Sincerely,

                                             /s/ John Mark McLaughlin
                                             -----------------------------------
                                             John Mark McLaughlin
                                             Chairman of the Board of Directors

                   [TOREADOR RESOURCES CORPORATION LETTERHEAD]




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 17, 2001



To Our Stockholders:

    The Annual Meeting of Stockholders of Toreador Resources Corporation, a Delaware corporation (the "Company"), will be held on Thursday, May 17, 2001, at 10:00 a.m., Dallas, Texas time, at the offices of our legal counsel, Haynes and Boone, LLP, 901 Main Street, 29th Floor, Dallas, Texas, for the following purposes:

    - To elect members of the Board of Directors, whose terms are described in the proxy statement, and

    - To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Only stockholders of record of Common Stock at the close of business on April 12, 2001, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    A record of the Company's activities is contained in the enclosed 2000 Annual Report. Appended to the attached proxy statement are the Company's consolidated financial statements for the year ended December 31, 2000 and Management's Discussion and Analysis of Financial Condition and Results of Operations.

Dated:  April 23, 2001

                                             Sincerely,

                                             /s/ John Mark McLaughlin
                                             -----------------------------------
                                             John Mark McLaughlin
                                             Chairman of the Board of Directors



    WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL HELP TO ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

                         TOREADOR RESOURCES CORPORATION

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

GENERAL....................................................................   1
         Proxies...........................................................   1
         Voting Procedures and Tabulations.................................   1
         Voting Securities.................................................   2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............   4

ELECTION OF DIRECTORS......................................................   5
         General...........................................................   5
         Nominees for Directors............................................   6

EXECUTIVE OFFICERS.........................................................   6

MEETINGS OF THE DIRECTORS AND COMMITTEES...................................   7

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS..............................   8
         Summary Compensation Table........................................   8
         Option Grants and Exercises.......................................   9
         Employment Agreement..............................................  10
         Change in Control Arrangements....................................  10
         Compensation of Directors.........................................  10
         Compensation Committee Interlocks and Insider Participation.......  11

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION....................  12
         Executive Compensation: Philosophy and Program Components.........  12
         Base Salary and Bonus.............................................  12
         Stock Option Plan Awards..........................................  12
         Chief Executive Officer Compensation..............................  13

STOCK PERFORMANCE GRAPH....................................................  14

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................  15
         Relationships with Wilco and Wilco Properties' Agreements.........  15
         Securities Purchase Related to the Howell Transaction.............  15
         Description of Certificate of Designation.........................  16
         Registration Rights Agreement.....................................  16

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................  17

AUDITORS...................................................................  17

STOCKHOLDERS' PROPOSALS....................................................  17

ANNUAL REPORT AND FINANCIAL STATEMENTS.....................................  18

APPENDIX A - AUDIT COMMITTEE CHARTER

APPENDIX B - FISCAL 2000 FINANCIAL INFORMATION


                                       (i)

                   [TOREADOR RESOURCES CORPORATION LETTERHEAD]


                                 PROXY STATEMENT


     FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 17, 2001


                                     GENERAL

    Your proxy is being solicited by the Board of Directors of Toreador Resources Corporation for use at the Annual Meeting of Stockholders of the Company. The annual meeting will be held on Thursday, May 17, 2001, at 10:00 a.m., Dallas, Texas time, at the offices of our legal counsel, Haynes and Boone, LLP, 901 Main Street, 29th Floor, Dallas, Texas. This proxy statement and form of proxy are being sent to you on or about April 23, 2001.

    The Company will bear the cost of soliciting proxies. We have retained Corporate Investor Communications, Inc., a proxy solicitation firm in Carlstadt, New Jersey, to distribute broker search cards and to distribute this proxy statement, the attached form of proxy and the 2000 Annual Report, for a fee of less than $1,000 plus certain expenses. We may use our officers and employees to solicit proxies in person or by telephone, facsimile or similar means (any officers or employees soliciting proxies will not receive any extra compensation for their efforts). We may also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such stock.

PROXIES

    Shares represented by a proxy in the form provided to you with this proxy statement will be voted at the annual meeting in accordance with your directions. To be valid and counted at the annual meeting you must properly sign, date and return the proxy card to us. If you do not provide any direction as to how to vote your shares, shares will be voted FOR the election of the seven nominees for directors named in the proxy card.

    The Board of Directors knows of no other business to come before the annual meeting, but if other matters properly come before the annual meeting, the persons named in the proxy intend to vote on any such new matters in accordance with their best judgment. You may revoke your proxy at any time before it has been voted at the annual meeting by giving written notice of such revocation to the Secretary of the Company, filing with us a proxy having a subsequent date, or voting in person at the annual meeting.

    Included in Appendix B to this proxy statement are the 2000 Financial Statements of the Company, along with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Reports of Independent Accountants. This Appendix does not constitute a part of this proxy statement, but is being provided to you in conjunction with the 2000 Annual Report.

VOTING PROCEDURES AND TABULATION

    A majority of the shares of Common Stock entitled to vote, present in person at the annual meeting or represented by proxy at the annual meeting, will constitute a quorum at the annual meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the annual meeting is required to elect each of the seven directors nominated for reelection to the Company's Board of Directors. All other matters properly brought before the annual meeting will be decided by a majority of the votes cast on the matter. For purposes of the quorum and the discussion below regarding the votes necessary to take stockholder action, stockholders of record who are present at the annual meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the annual meeting, are considered stockholders who are present and entitled to vote and they are counted toward the quorum.

    Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. "Uninstructed shares" means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form or has otherwise advised us that the broker lacks voting authority. "Broker non-votes" means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers' instructions.

    Election of Directors. Directors are elected by a plurality of the votes of the shares represented in person or by proxy. Votes may be cast in favor of or withheld with respect to each nominee. We will not count abstentions and broker non-votes for this purpose.

    We will appoint one or more inspectors of election to act at the annual meeting and to make a written report on the voting. Prior to the annual meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of the shares, determine the shares represented at the annual meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and on each other matter properly submitted for vote at the annual meeting.

VOTING SECURITIES

    The only voting security of the Company outstanding and entitled to vote at this annual meeting is its Common Stock, par value $.15625 per share. Only the holders of record of Common Stock at the close of business on April 12, 2001, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. As of April 12, 2001, there were 6,254,444 shares of Common Stock outstanding and entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote. The holders of Series A Convertible Preferred Stock of the Company, par value $1.00 ("Series A Preferred Stock"), are not entitled to vote on any of the matters being submitted for approval at this annual meeting. Unless the context otherwise requires, all references to "stockholders" in this proxy statement refer only to holders of Common Stock.

    The holders of Series A Preferred Stock generally have no voting rights with respect to the management of the Company. The holders of Series A Preferred Stock have limited voting rights in certain circumstances, but will not be entitled to vote on any of the matters being voted upon at this meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of January 31, 2001, the beneficial ownership of common stock and Series A Preferred Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of common stock and (iii) directors and executive officers of the Company as a group. G. Thomas Graves III, President and Chief Executive Officer of the Company since July 1998, and a director of the Company, Douglas W. Weir, Chief Financial Officer of the Company since February 1999, and Edward C. Marhanka, Vice President of the Company since May 1997, are the only executive officers for the purpose of this table.


                                                          Common Stock               Series A Preferred Stock
                                                       Beneficially Owned               Beneficially Owned
                                                 Number of            Percent of     Number of       Percent of
                                                   Shares                Class         Shares            Class

  J. W. Bullion..............................      38,257                  *(1)              -              -

  Thomas P. Kellogg, Jr......................      49,333                  *(1)(2)       4,000            2.50%

  John Mark McLaughlin.......................     199,967    (3)(4) 2.84%   (3)(4)      10,000            6.25%

  Edward Nathan Dane.........................     640,600    (5)    9.11%   (5)              -              -

  Peter L. Falb..............................     979,650    (5)   13.93%   (5)          4,000            2.50%

  G. Thomas Graves III.......................     218,747    (6)    3.11%   (6)              -              -

  William I. Lee.............................   1,254,720    (7)   17.84%   (7)         42,000           26.25%

  Edward C. Marhanka.........................      49,332    (9)           *(9)              -              -

  Douglas W. Weir............................      16,665   (10)          *(10)              -              -

  Beneficial owner of 5% or more (excluding persons named above)

     Peter L. Falb, Edward Nathan Dane,
     Firethorn I Limited Partnership and Dane,
     Falb, Stone & Co., Inc. c/o Peter L.
     Falb, 33 Broad Street, Boston,
     Massachusetts 02109 ....................     989,650    (5)   14.07%    (5)              -              -

     Lee Global Energy Fund, L.P. 4809 Cole     1,254,720    (7)   17.84%    (7)              -              -
     Ave. #107, Dallas, TX 75205.............

     Wilco Properties, Inc. 4809 Cole Ave.      1,254,720    (7)   17.84%    (7)          2,000           1.25%
     #107, Dallas, TX 75205..................

     Daniel M. Murphy 4809 Cole Ave. #110,        674,950           9.60%
     Dallas, TX 75205........................

   All directors and executive officers as a
   group of 9................................   2,816,671    (8)   40.05%    (8)         60,000          37.50%
*Less than one percent

(1) Includes 23,333 shares of common stock with respect to which such person has the right to acquire beneficial ownership upon the exercise of currently exercisable options.

(2) Includes 25,000 shares of common stock with respect to which such person has the right to acquire beneficial ownership issuable upon the conversion of shares of Series A Preferred Stock (the percentage is calculated on the basis that such shares are deemed outstanding).

(3) Includes 62,500 shares of common stock with respect to which such person has the right to acquire beneficial ownership issuable upon the conversion of shares of Series A Preferred Stock (the percentage is calculated on the basis that such shares are deemed outstanding).

(4) Includes 53,333 shares of common stock with respect to which such person has the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding).

(5) Messrs. Dane and Falb share voting and dispositive power with respect to 630,600 shares of common stock with Firethorn I Limited Partnership, a Massachusetts limited partnership, and Dane, Falb, Stone & Co., Inc., a Massachusetts corporation. Mr. Falb has sole voting and dispositive power with respect to 112,000 shares. The information regarding Messrs. Dane's and Falb's beneficial ownership of the Company's common stock is disclosed on a Schedule 13D filed with the SEC on April 7, 1995 by the Dane Falb Persons, as amended through Amendment No. 7 thereto filed on July 30, 1998, and the Form 4s filed by Mr. Falb through February 28, 2001, and includes 25,000 shares of common stock assuming the conversion of Mr. Falb's 4,000 shares of Series A Preferred Stock, 202,050 shares of common stock owned directly and indirectly by Mr. Falb, and the 20,000 shares of common stock which Messrs. Dane and Falb have the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding).

(6) Includes 183,315 shares of common stock with respect to which Mr. Graves has the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such are deemed to be outstanding).

(7) Pursuant to that certain Joint Filing Agreement, entered into by and among Lee Global Energy Fund, L.P. (Lee Global), Mr. Lee and Wilco Properties, Inc. (Wilco), dated as of September 18, 1998 (previously filed with the SEC by Lee Global as Exhibit 7.9 to the Schedule 13D/A No. 6 on September 23, 1998 and incorporated herein by reference), each of Lee Global, Mr. Lee and Wilco may be deemed to beneficially own 1,254,720 shares of common stock (which is approximately 17.84% of the shares of common stock outstanding on January 31, 2001, including (i) the 324,486 shares owned directly and indirectly by Mr. Lee; (ii) the assumed conversion of Series A Preferred Stock issued to Mr. Lee into 250,000 shares of common stock, and (iii) the 10,000 shares of common stock which Mr. Lee has the right to acquire beneficial ownership upon the exercise of currently exercisable options (the percentage is calculated on the basis that such shares are deemed outstanding). Mr. Lee may be deemed to have voting power and dispositive power over (i) 501,334 shares of common stock owned by Lee Global; (ii) 156,400 shares of common stock owned by Wilco; and (iii) 12,500 shares of common stock resulting from the assumed conversion of Series A Preferred Stock issued to Wilco.

(8) Includes (i) 378,311 shares of common stock which are subject to stock options currently exercisable by the nine directors and executive officers, (ii) 2,063,360 shares of the Company's common stock owned directly and indirectly by the group of 9, and (iii) the assumed conversion of shares of Series A Preferred Stock issued to Wilco Properties, Inc., and Messrs. Kellogg, McLaughlin, Falb and Lee into 12,500, 25,000, 62,500, 25,000 and 250,000 shares of common stock, respectively.

(9) Includes 48,332 shares of common stock which are subject to stock options currently exercisable by Mr. Edward C. Marhanka, Vice President-Operations of the Company and 1,000 shares of common stock owned directly.

(10) Includes 16,665 shares of common stock that are subject to stock options currently exercisable by Mr. Douglas W. Weir, Chief Financial Officer of the Company.

Except as otherwise indicated, all shares shown in the above table are owned directly and the holder thereof has sole voting and investment powers with respect to such shares.

                              ELECTION OF DIRECTORS

GENERAL

    The Board of Directors manages the business and affairs of the Company, exercises all corporate powers, and establishes broad corporate policies. The Bylaws currently provide that the Board of Directors will consist of not less than six nor more than fifteen directors, with the actual number determined from time to time by resolution of the Board of Directors. The Board of Directors has fixed the number at seven. At the annual meeting seven directors will be elected.

    Directors are elected by plurality vote, and cumulative voting is not permitted. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees for the office of director named herein. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.

NOMINEES FOR DIRECTORS

    The seven nominees of the Board of Directors are named below. Each nominee has consented to serve as a director, if elected. The table below contains information regarding the nominees. Each of the seven nominees is presently a director of the Company, was elected as a director at the 2000 Annual Meeting, and has served continuously as a director since the date of his first election to the Board of Directors. Mr. Bullion was first elected as a director of the Company in 1986. Mr. Kellogg was first elected as a director of the Company in 1992. Mr. McLaughlin was first elected as a director of the Company in 1976. Messrs. Dane, Falb, Graves, and Lee were first elected as directors of the Company in 1998.

                                                    PRINCIPAL OCCUPATION
             NOMINEE                AGE            DURING PAST FIVE YEARS
    ----------------------------- ------- --------------------------------------

    J. W. Bullion                    87   Of Counsel, Thompson & Knight, a
                                          Professional Corporation, a law firm
                                          based in Dallas, Texas since 1983;
                                          prior to 1983, a partner in the firm.

    Edward Nathan Dane               65   Principal of Dane, Falb, Stone & Co.,
                                          Inc., a Boston-based registered
                                          investment advisor since 1977.

    Peter L. Falb                    64   Principal of Dane, Falb, Stone & Co.,
                                          Inc., a Boston-based registered
                                          investment adviser since 1977;
                                          Professor of Applied Mathematics,
                                          Brown University

    G. Thomas Graves III             52   President and Chief Executive Officer
                                          of the Company. President and director
                                          of Wilco properties, Inc., a privately
                                          held oil and gas exploration Company.
                                          He also served as an officer of Triton
                                          Energy Corporation (now Triton Energy
                                          Limited), an international oil and gas
                                          exploration and production company,
                                          from 1986 to 1993, and as Chairman and
                                          Chief Executive of Triton Europe Plc,
                                          a majority-owned subsidiary of Triton
                                          Energy Corporation and a London Stock
                                          Exchange listed company engaged in the
                                          oil and gas exploration industry, from
                                          October 1991 to September 1993.

    Thomas P. Kellogg, Jr.           64   Consultant and private investor since
                                          1992; He was a consultant for Ensign
                                          Oil & Gas, Inc. in 1990 and 1991; from
                                          1960 to 1990, he served as Vice
                                          President of J. P. Morgan & Co., a
                                          commercial investment bank.

    William I. Lee                   74   Independent energy explorer and
                                          producer since 1952. In December 1992,
                                          he retired as President and Chief
                                          Executive officer of Triton Energy
                                          Corporation. In May 1995, he retired
                                          as Chairman and director. In 2000, he
                                          was appointed as a director of Madison
                                          Energy Corporation. He is presently
                                          Chairman and Chief Executive Officer
                                          of Wilco Properties, Inc.

    John Mark McLaughlin             70   Chairman of the Board of Directors of
                                          the Company. He served as President of
                                          the Company from April, 1997 to July,
                                          1998. He is currently an attorney in
                                          private practice in San Angelo, Texas,
                                          President of Double-M Ranch Co., a
                                          family-owned Texas corporation, and
                                          Chairman of the Board of Texas State
                                          Bank, San Angelo, Texas.

    There is no family relationship between any of the nominees or between any nominee and any executive officer of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.


                               EXECUTIVE OFFICERS

    The executive officers of the Company consist of:

-   Mr. John Mark McLaughlin, Chairman of the Board of Directors since April
    1997;

-   Mr. G. Thomas Graves III, President and Chief Executive Officer since July
    1998;

-   Mr. Edward C. Marhanka, Vice President-Operations since May 1997; and

-   Mr. Douglas W. Weir, Chief Financial Officer since February 1999.

    Prior to his current position, Mr. Marhanka, 43, had been a petroleum consultant to the Company since June 1989. Prior to establishing his consulting practice in November 1987, he was employed as Senior Petroleum Engineer for Penn Resources, Inc., a privately held firm in Dallas, Texas, where he managed its oil and gas properties.

    Prior to his current position, Mr. Weir, 42, had been Chief Financial Officer of Wilco Properties, Inc., a privately held oil and gas exploration company, from 1996 to January 1999, and was Controller of Wilco Properties, Inc. from 1991 to 1995.

    For the business background of Messrs. McLaughlin and Graves, who are directors of the Company, see "Nominees for Directors" above.

                    MEETINGS OF THE DIRECTORS AND COMMITTEES

    As permitted by our Bylaws, the Board of Directors has designated from its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee, and an Investment Committee.

- The Executive Committee may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company, except where action of the full Board of Directors is required by statute or by the Company's certificate of incorporation. The members of the Executive Committee are Messrs. McLaughlin, Graves and Falb. There were no meetings of the Executive Committee during 2000.

- The Company has an Audit Committee composed entirely of independent directors, as defined by Rule 4200(a)(15) of the NASD listing standards, for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the year, is set forth in the "Report of Audit Committee," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of the charter is included in Appendix A.

- The Compensation Committee reviews and approves the compensation and benefit plans for all employees of the Company. The members of the Compensation Committee are Messrs. Kellogg, Lee and Falb. The Compensation Committee also administers the Company's 1990 Amended and Restated Stock Option Plan, (the "Amended and Restated Stock Option Plan") and reviews and approves grants of stock options to the Company's officers and directors exempt from the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee met twice during 2000.

- The Investment Committee reviews all current management investment practices and evaluates and monitors all existing and proposed Company investments. The members of the Investment Committee are Messrs. Graves, Lee and Falb. There were no meetings of the Investment Committee during 2000.

- The Nominating Committee has the exclusive power on behalf of the Board of Directors to nominate persons for election as directors of the Company as Company Designees and to fill positions on the Board of Directors vacated by Company Designees. The members of the Nominating Committee are Messrs. McLaughlin, Falb, and Lee and any successors thereto selected by the Nominating Committee, so long as each is a director of the Company. There were no meetings of the

    Nominating Committee during 2000. The Nominating Committee also considers sound and meritorious nomination suggestions for directors from shareholders. All letters of recommendation for nomination should be sent to the Corporate Secretary of the Company at the Company's headquarters and should include, in addition to the nominee's name and address, a listing of the nominee's background and qualifications. A signed statement from nominee should accompany the letter of recommendation indicating that he or she consents to being considered as a nominee and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director.

    There were four regularly scheduled meetings and two special meeting of the Board of Directors of the Company in 2000. Each director attended at least 75% of such meetings and at least 75% of the meetings of the committees on which he served.

                  EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

SUMMARY COMPENSATION TABLE

    The following table sets forth information regarding the compensation awarded to, covered by or paid to (i) G. Thomas Graves III, President and Chief Executive Officer of the Company, (ii) Edward C. Marhanka, Vice President-Operations of the Company, and (iii) Douglas W. Weir, Chief Financial Officer of the Company. The table sets forth the information for the time during which such person served as an officer of the Company. None of the other executive officers of the Company serving as such at the end of or during fiscal 2000 earned a total annual salary and bonus that exceeded $100,000. The total cash compensation paid to the officers named below during 2000 was $389,822.


                                                                                  Long-term Compensation
                                                                       ----------------------------------------------
                                      Annual Compensation                          Awards                 Payouts
                           ------------------------------------------- ------------------------------- -------------- --------------
                                                                                         Securities
     Name and                                          Other Annual   Restricted         Underlying                       All Other
     Principal                                         Compensation      Stock          Options/SARs       LTIP         Compensation
     Position        Year    Salary ($)    Bonus ($)       ($)         Awards ($)            (#)          Payouts ($)         ($)
------------------- ------ ------------- ------------ ---------------- -------------- ---------------- -------------- --------------
G. Thomas            2000     171,622       5,000             -               -                 -             -           16,511(4)
Graves III Chief     1999     157,500           -             -               -            50,000(2)          -                -
   Executive         1998      65,833           -             -               -           250,000(3)          -                -
   Officer and
   President (1)

Edward C.            2000     103,125       5,000             -               -            10,000(6)          -              306(8)
Marhanka Vice        1999     100,000           -             -               -            40,000(7)          -                -
   President-        1998     100,000           -             -               -                 -             -                -
   Operations (5)

Douglas W.           2000     100,075       5,000             -               -            10,000(6)          -              306(8)
Weir                 1999      88,000           -             -               -            40,000(7)          -                -
   Chief
   Financial
   Officer(9)

-----------------

(1) Mr. Graves became President and Chief Executive Officer of the Company in July 1998.

(2) On October 28, 1999, the Company granted Mr. Graves an option to purchase 50,000 shares of Common Stock at an exercise price of $4.00 per share. The optioned shares become exercisable in three equal portions on the first, second and third anniversaries of the grant date, and cannot be exercised after September 24, 2008.

(3) On September 24, 1998, the Company granted Mr. Graves an option to purchase 250,000 shares of Common Stock at an exercise price of $5.00 per share. The optioned shares become exercisable in three equal portions on the first, second and third anniversaries of the grant date, and cannot be exercised after October 28, 2009.

(4) Other compensation consists of premiums on a life insurance policy and a disability insurance policy.

(5)      Mr. Marhanka became Vice President-Operations of the Company in May
         1997.

(6) On May 18, 2000, the Company granted Messrs. Marhanka and Weir options to purchase 10,000 shares each of its Common Stock at an exercise price of $5.50 per share. The optioned shares become exercisable in three equal portions on the first, second and third anniversaries of the grant date, and cannot be exercised after May 18, 2010.

(7) On March 19, 1999, the Company granted Messrs. Marhanka and Weir options to purchase 40,000 shares of its Common Stock at an exercise price of $5.00 per share. The optioned shares become exercisable in three equal portions on the first, second and third anniversaries of the grant date, and cannot be exercised after March 19, 2009.

(8)      Other compensation consists of premiums on life insurance policies.

(9)      Mr. Weir became Chief Financial Officer of the Company in February
         1999.

OPTION GRANTS AND EXERCISES

    The following table provides information on grants of stock options in 2000 to Messrs. Graves, Marhanka, and Weir.

                              OPTION GRANTS IN 2000


                                                        Individual Grants
            -----------------------------------------------------------------------------------------------------------
                                          Number of         % of Total
                                          Securities       Options/SARs
                                          Underlying        Granted to     Exercise or                    Grant Date
                                         Options/SARs      Employees in     Base Price    Expiration     Present Value
                   Name                    Granted             2000         ($/Share)        Date            ($)(1)
            -----------------------------------------------------------------------------------------------------------
            G. Thomas Graves III                 -              N/A            N/A          N/A               N/A
            Edward C. Marhanka              10,000             13.42           5.50       5/18/2010         31,300(2)
            Douglas W. Weir                 10,000             13.42           5.50       5/18/2010         31,300(2)

-----------------

(1) We calculated this amount using the Black-Scholes option pricing model, a complex mathematical formula that uses six different market-related factors to estimate the value of stock options. The factors are the fair market value of the stock at date of grant, option exercise price, option term, risk-free rate of return, stock volatility and dividend yield. The Black-Scholes model generates an estimate of the value of the right to purchase a share of stock at a fixed price over a fixed period. The actual value, if any, an executive realizes will depend on whether the stock price at exercise is greater than the grant price, as well as the executive's continued employment through the three-year vesting period and the ten-year option term. The following assumptions were used to calculate the Black-Scholes value:

         Option term = 5 years; Risk-free rate of return = 6.57%; Company stock volatility = 59%; and Company dividend yield = 0%.

         There is no assurance that the value received by the named executive officers or the Company's stockholders will be at or near the estimated valued derived by the Black-Scholes model.

(2) The options become exercisable in three equal portions on May 18, 2001, 2002, and 2003.

    The following table summarizes the number and value of options exercised during 2000, if any, as well as the number and value of unexercised options, as of December 31, 2000, held by Messrs. Graves, Marhanka, and Weir.

     AGGREGATED OPTION EXERCISES IN 2000 AND DECEMBER 31, 2000 OPTION VALUE


                                                                  Number of Securities
                                         Shares                        Underlying
                                        Acquired                  Unexercised Options    Value of Unexercised In the
                                           on          Value         at FY End (#)         Money Options at FY End
                                        Exercise     Realized         Exercisable                   ($)(1)
                       Name                (#)          ($)          /Unexercisable       Exercisable/Unexercisable
             ------------------------- ------------ ------------ ----------------------- -----------------------------
             G. Thomas Graves III              -            -       183,315 / 116,685        222,894   /   164,606
             Edward C. Marhanka                -            -        48,332 /  36,668        134,374   /    36,252
             Douglas W. Weir                   -            -        16,665 /  38,335         26,248   /    41,878


-----------------

(1) The closing sales price per share of the Company's Common Stock on December 31, 2000 was $6.125 as reported by the Nasdaq National Market.

EMPLOYMENT AGREEMENT

    In October 1998, the Company and Mr. Marhanka executed a letter agreement, pursuant to which Mr. Marhanka agreed to continue his employment with the Company. Pursuant to the letter agreement, if Mr. Marhanka's services are no longer required and his employment with the Company is terminated effective on or after January 1, 1999, then the Company will pay Mr. Marhanka one month's salary (at the salary level existing on the date of termination) for each year of service based on an anniversary date of June 1, 1989. The letter agreement amended certain provisions of an expired employment agreement dated May 1997, between the Company and Mr. Marhanka.

CHANGE IN CONTROL ARRANGEMENTS

    The Amended and Restated Stock Option Plan provides that, in the event of a "Change in Control" of the Company (as defined in the Amended and Restated Stock Option Plan), then, notwithstanding any other provision in the Amended and Restated Stock Option Plan to the contrary, all unmatured installments of outstanding stock options will automatically be accelerated and exercisable in full. This acceleration of exercisability will not apply to a stock option granted to any participant other than non-employee directors if any surviving acquiring corporation agrees to assume such stock option in connection with the Change in Control.

    The Company's Bylaws, as amended, provide for mandatory indemnification of and advancement of expenses to directors and officers, including former directors and officers, of the Company in circumstances involving a "change in control." The Company has also entered into separate agreements with its directors embodying and expanding upon these indemnification provisions.

COMPENSATION OF DIRECTORS

    The Company pays the directors of the Company $2,000 for each regularly scheduled Board of Directors meeting they attend and reimburses directors for reasonable travel expenses. The Company pays the directors of the Company $1,500 for each telephonic Board of Directors meeting in which the directors participate. The Company pays members of the committees of the Board of Directors $1,500 per meeting, unless the committee meeting is held in conjunction with a meeting of the Board of Directors, in which case the Company pays $500. Additionally, the Company pays an annual stipend of $12,000 to each Board member.

    On May 18, 2000, the Company granted each non-employee director an option to purchase 10,000 shares of Common Stock at an exercise price of $5.50 per share. The optioned shares become exercisable in three equal portions on the first, second and third anniversaries of the grant date, and cannot be exercised after May 18, 2010.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 2000, the members of the compensation committee were Messrs. Kellogg, Lee and Falb. Mr. Lee, a director of the Company, is principal shareholder and Chairman and Chief Executive Officer of Wilco. The Company has entered into several agreements with Wilco, as detailed further below in "Certain Relationships and Related Transactions - Wilco Properties' Agreements." Messrs. Kellogg, Falb, and Lee are parties to a Securities Purchase Agreement with the Company, as detailed further below in "Certain Relationships and Related Transactions - Securities Purchased Related to the Howell Transaction." In connection with the Securities Purchase Agreement, Messrs. Kellogg, Falb and Lee are also parties to a Registration Rights Agreement with the Company, as detailed further below in "Certain Relationships and Related Transactions - Registration Rights Agreement."

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors has oversight over the Company's executive compensation program and approves the base salaries and bonuses of the senior executive officers. The Compensation Committee is composed of Messrs. Kellogg, Lee and Falb.

EXECUTIVE COMPENSATION: PHILOSOPHY AND PROGRAM COMPONENTS

    The Company's philosophy is to provide a comprehensive compensation program to attract, retain and reward key members of management who contribute to the Company's success and to motivate the management team in the development and execution of current and long-term business strategies and goals. The three primary components of executive compensation are: base salary, cash bonuses and stock options. Stock options are made available to key employees. Executives also participate in certain benefit plans available to all salaried employees. The Company believes that a portion of the executive officers' compensation should be placed at risk and, in keeping with that objective, a portion of the compensation package is comprised of a performance-based cash bonus. Incentive stock options awarded from time to time under the stock option plan are another risk-related compensation element. The Company believes that employee ownership of the Company's stock is one of the most efficient ways to align employee and stockholder interests in the mutual goal of creating stockholder value.

BASE SALARY AND BONUS

    In 2000, base salaries and bonuses for executive officers were based upon the individual's responsibilities, experience and expected performance, taking into account, among other items, the individual's initiative, contributions to the Company's overall performance, and handling of special projects. Base salaries for executive officers generally are reviewed periodically for possible adjustment, but are not necessarily changed that often.

STOCK OPTION PLAN AWARDS

    In September 1998, the Board of Directors adopted the Amended and Restated Stock Option Plan. The purpose of the Amended and Restated Stock Option Plan is to provide an incentive for officers, key employees and key consultants of the Company or its affiliates, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to aid the Company in attracting able persons to enter the service of the Company and its affiliates. It is further intended that the options granted pursuant to this Amended and Restated Stock Option Plan will be either incentive stock options or nonqualified stock options (the "Stock Options").

    The Compensation Committee from time to time selects the particular officers, key employees, and key consultants of the Company and its affiliates to whom the Stock Options are to be granted and/or distributed in recognition of each such participant's contribution to the Company's or the affiliate's success. At various times in the past, the Company has adopted certain broad-based employee benefit plans in which the executive officers and other key management employees have been permitted to participate, including the employees' 401(k) savings plan and the life and health insurance benefit plans available to all salaried employees. Other than with respect to Common Stock held as an investment option under the 401(k) savings plan, benefits under these plans are not directly or indirectly tied to Company performance.

CHIEF EXECUTIVE OFFICER COMPENSATION

    For fiscal year 2000, the Company awarded a bonus of $5,000 to Mr. Graves. The Committee has awarded Mr. G. Thomas Graves III, President and Chief Executive Officer of the Company, a base salary of $240,000 for 2001. The increase from the 2000 base salary of $210,000 was awarded to Mr. Graves by the Committee is in recognition of both the Company and individual performance achieved in 2000, especially his achievements in leading the Company in the merger with Texona Petroleum Corporation. As with all executive officers, Mr. Graves's compensation is linked to individual performance and the Company's profitability.

                                                By the Compensation Committee:

                                                Thomas P. Kellogg, Jr.
                                                William I. Lee
                                                Peter L. Falb

                             AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors, which was established in 1998, oversees the external audit of the Company's financial statements and reviews the audit, control and financial reporting procedures of the company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Committee reviewed with Ernst & Young LLP, its independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter provided to the Company by the independent auditors, as required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

    The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held one meeting during fiscal 2000.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ending December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also approved the selection of Ernst & Young LLP as the Company's independent auditors.

                                                        By the Audit Committee:

                                                        Thomas P. Kellogg, Jr.
                                                        J.W. Bullion
                                                        Edward N. Dane

March 23, 2001

                             STOCK PERFORMANCE GRAPH

The following graph compares the cumulative return on the Common Stock over the period commencing December 31, 1995 and ending December 31, 2000, with the Nasdaq Market Value Index and the Media General Independent Oil and Gas Industry Group Index. Each index assumes $100 invested at the close of trading on December 31, 1995 and reinvestment of dividends.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
  AMONG TOREADOR RESOURCES CORPORATION, MG GROUP INDEX AND NASDAQ MARKET INDEX

                                  [LINE GRAPH]



                                    1995           1996          1997           1998          1999          2000
                                 --------------------------------------------------------------------------------
Toreador Resources Corporation       100             95           169            119           167           233
MG Group Index                       100            129           120             78           109           158
Nasdaq Market Index                  100            124           152            214           378           238

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIPS WITH WILCO AND WILCO PROPERTIES' AGREEMENTS

    Mr. Graves, President and Chief Executive Officer of the Company, is the President and a director of Wilco. In such capacities for Wilco, Mr. Graves dedicates a portion of his time to Wilco matters. Mr. Weir, the Chief Financial Officer of the Company, is the Chief Financial Officer for Wilco. As such, Mr. Weir spends a portion of his time on Wilco matters.

    Mr. Lee, a director of the Company, is Chairman and Chief Executive Officer of Wilco. The Company has entered into several agreements with Wilco.

    On February 1, 1999, the Company and Wilco entered into a technical services agreement. Services stipulated under the technical services agreement include, but are not limited to:

-   geological and geophysical consulting,

-   accounting and tax services, and

-   land and lease records services.

    In partial consideration for the performance of the services by the Company, Wilco agreed to pay a monthly retainer in the aggregate amount of $7,250.

    In addition, the Company agreed to reimburse Wilco for all other direct costs and expenses incurred by Wilco on behalf of the Company. The initial term of the technical services agreement was from February 1, 1999 until January 31, 2000, and the term was to continue for successive periods of twelve (12) months unless terminated by either party in accordance with the Technical Services Agreement. As of April 23, 2001 the agreement is still in full effect and force.

    On July 1, 1999, the Company and Wilco entered into a sublease agreement. This agreement provides for the sublease by Wilco of a portion of the real property located in Dallas, Texas that the Company leases from Chalk Stream Properties, L.P. The property subleased to Wilco under the sublease consists of 1,000 square feet. Wilco is to pay to the Company $1,208.00 per month during the term of the Sublease. The Company does not earn a profit on the sublease. The term of the sublease is from July 1, 1999 to August 31, 2002. The base rent increased to $1,254.00 per month effective September 1, 2000 through August 31, 2002.

SECURITIES PURCHASE RELATED TO THE HOWELL TRANSACTION

    In December 1998, the Company entered into a Securities Purchase Agreement (the "SPA") with Messrs. Kellogg, Falb, McLaughlin, and Lee (the "Related Directors"), each a director of the Company, and certain other unaffiliated parties. Pursuant to the SPA, the Company sold an aggregate of $4,000,000 of the Company's Series A Preferred Stock.

    The Company sold the Series A Preferred Stock to raise money for the purchase of certain oil, gas and other mineral and royalty interests located in Alabama, Louisiana and Mississippi (the "Assets") from Howell Petroleum Corporation ("Howell"). The purchase of the Assets was consummated on December 16, 1998. The purchase price for the Assets was $13,000,000 cash. The Assets are comprised of approximately 1,775,000 gross mineral acres and 876,000 net mineral acres. The purchase price was funded with the Company's cash ($4,400,000) and loans from Compass Bank, Dallas ($8,600,000).

    Pursuant to the SPA, the Company sold 160,000 shares of its Series A Preferred Stock for $25.00 per share (resulting in aggregate proceeds of $4,000,000). The Related Directors purchased the following number of shares:

- Mr. Kellogg purchased 4,000 shares of Series A Preferred Stock for a total purchase price of $100,000;

- Mr. Falb purchased 4,000 shares of Series A Preferred Stock for a total purchase price of $100,000;

- Mr. McLaughlin purchased 10,000 shares of Series A Preferred Stock for a total purchase price of $250,000; and

- Mr. Lee purchased 40,000 shares of Series A Preferred Stock for a total purchase price of $1,000,000.

    The shares were issued to certain accredited investors (including the Related Directors) in a private placement conducted pursuant to Section 4(2) under the Securities Act of 1933 (the "1933 Act") and Regulation D promulgated under the 1933 Act. In addition to approval of the issuance of the Series A Preferred Stock by the full Board of Directors of the Company, a special committee of disinterested members of the Board of Directors unanimously approved the terms of this sale. The special committee relied in part upon the opinion of an investment banker as to the fairness of the terms to the Company from a financial point of view.

DESCRIPTION OF CERTIFICATE OF DESIGNATION

    The following is a summary of the Certificate of Designation (the "COD") governing the Series A Preferred Stock, as supplemented by a letter agreement with all of the holders of the Series A Preferred Stock.

    Designation and Amount. Under the COD, 160,000 shares of Series A Preferred Stock are designated as "Series A Convertible Preferred Stock" with a stated value of $25.00 per share (the "Stated Value").

    Dividends. Each share of Series A Preferred Stock is entitled to annual cash dividends of $2.25 per share that results in an annual yield of 9.0% of the Stated Value.

    Priority. In the event of liquidation, dissolution or similar event, holders of Series A Preferred Stock will have preference over the Common Stock and all other capital stock to the extent of the Stated Value of each share of Series A Preferred Stock plus any accrued and unpaid dividends.

    Conversion. Each holder of Series A Preferred Stock may convert his shares into shares of Common Stock at any time. Each share of Series A Preferred Stock is convertible into shares of Common Stock at a rate equal to the Stated Value divided by $4.00 (subject to certain adjustments described below).

    Adjustments to Conversion Price. The rate of conversion of Series A Preferred Stock will be adjusted to account for stock splits, stock dividends, mergers or assets distributions.

    Optional Redemption by Company. At any time after December 1, 2004, the Company may elect to redeem for cash any or all shares of Series A Preferred Stock upon 15 days notice to the extent permitted by law and its then available capital. The optional redemption price per share is the sum of (1) the Stated Value of the Series A Preferred Stock plus (2) any accrued and unpaid dividends times a declining multiplier (the "Multiplier"). The Multiplier is 103% until December 1, 2005, 102% until December 1, 2006, 101% until December 1, 2007, and 100% thereafter.

    Voting Rights. The holders of Series A Preferred Stock generally have no voting rights with respect to the management of the Company. The Company may not take an action that adversely effects the Series A Preferred Stock without prior approval of the holders of a majority of the outstanding shares to Series A Preferred Stock. If the Company (1) fails to pay four quarterly dividend payments or (2) fails to make a mandatory redemption, the holders of Series A Preferred Stock are entitled to separately, as a class, elect one person to the Company's Board of Directors, who shall serve until the event of default is cured.

REGISTRATION RIGHTS AGREEMENT

    In conjunction with the SPA, the parties entered into a Registration Rights Agreement (the "RRA") effective December 16, 1998, among the Company, the Related Directors and certain other persons party thereto. The RRA is described below.

    Demand Registration. Under the RRA, within 90 days of a demand by holders of at least 26% of the outstanding Series A Preferred Stock, the Company must register the Common Stock into which the Series A Preferred Stock is convertible on Form S-3 on a "shelf" registration, if available. The holders of Series A Preferred Stock can demand registration only once. The Company must maintain the effectiveness of the registration until all shares of Common Stock are sold or sellable without registration. Under the RRA, the Company agrees to bear the expenses of registration.

    Piggyback Registration. Under the RRA, if the Company proposes a public offering for cash (other than for an employee stock plan, a business combination or certain other exceptions), it must also register the Common Stock into which the Series A

Preferred Stock is convertible upon the request of the holders of Series A Preferred Stock and the fulfillment of certain other conditions. The Company can also register less than all of the Common Stock underlying the Series A Preferred Stock if the managing underwriter insists on limiting the number of shares sold due to market conditions.

    Obligations of the Company. Under the RRA, the Company is obligated to (1) prepare and file amendments and supplements to its registration statement where necessary, (2) furnish each holder of Series A Preferred Stock with copies of the prospectus, (3) register or qualify under "blue sky" laws and (4) perform various other acts to ensure compliance with state and federal securities laws and provide the holders of Series A Preferred Stock opportunity to sell their shares.

    Obligations of each Holder. Under the RRA, each holder of Series A Preferred Stock registering the Company's stock pursuant to the RRA must furnish the Company information about itself, discontinue disposition if a stop order is in effect, enter into a reasonable underwriting agreement, deliver a prospectus to each purchaser, and notify the Company when the holder has sold all their Registerable Securities (as defined in the COD).

    Indemnification. Under the RRA, the Company promises to indemnify holders of Series A Preferred Stock for losses related to untrue or omitted facts in the registration statement, provided the false information was not supplied by the holder asserting a claim for indemnification and the Company consented to the settlement. Conversely, a holder of Series A Preferred Stock who supplies false or misleading information to the Company that leads to liability under federal securities laws will indemnify the Company for such losses. The RRA also provides for shared responsibility under certain circumstances for losses not remedied by indemnification on the basis of relative fault. In no case, however, can a person selling under the registration statement filed pursuant to the RRA be found liable for an amount exceeding that person's net sales price received.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and officers of the Company, and persons who own more than ten percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and persons who own more than ten percent of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2000, the Company complied with all Section 16(a) filing requirements applicable to its directors, officers and ten percent stockholders except as set forth below. During 2000 stock options were issued pursuant to existing plans and were not reported for Messrs. McLaughlin, Bullion, Kellogg, Lee, Falb, Dane, Weir and Marhanka. For each of the following persons, the number of transactions not reported on a timely basis on Form 4's is as follows: McLaughlin (2), Bullion (1), Kellogg
(1), Lee (2), Graves (1), Falb (1), Dane (1), Weir (1), Marhanka (1), and Lee Global Energy Fund, L.P. (1).

                                    AUDITORS

    Ernst & Young LLP, which has served as the Company's independent public accountants since 1999, has been selected to audit the financial statements of the Company for the year ended December 31, 2001. This selection will not be submitted to stockholders for ratification or approval. Ernst & Young LLP has informed the Company that they are independent with respect to the Company within the meaning of the applicable published rules of the Securities and Exchange Commission, the pronouncements of the Independence Standards Board, and Rule 101 of the American Institute of Certified Public Accountant's Code of Professional Ethics, its interpretations and rulings. Fees incurred during 2000 amounted to $185,458, composed of $72,000 for the audit of the most recent fiscal year, and $113,458 for all other services, composed of $73,463 for services rendered in connection with acquisitions, $22,480 for tax consulting and $17,515 for miscellaneous services.

    Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.

                             STOCKHOLDERS' PROPOSALS

    It is currently contemplated that the 2002 Annual Meeting of Stockholders of the Company will take place on May 16, 2001. Any stockholder who intends to present a proposal at the 2002 Annual Meeting of Stockholders, and who wishes to have a proposal included in the Company's proxy statement for that meeting, must deliver the proposal to the Secretary of the Company at the Company's offices in Dallas, Texas, for receipt not later than December 24, 2001. A stockholder proposal submitted outside of the processes established in Regulation 14a-8 promulgated by the SEC will be considered untimely after March 9, 2002. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS

    The Annual Report of the Company for its fiscal year ended December 31, 2000 accompanies this proxy statement. Included in Appendix B to this proxy statement are the 2000 Financial Statements of the Company, along with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Report of Independent Accountants. This Appendix does not constitute a part of this proxy statement, but is being provided to you in conjunction with the 2000 Annual Report.

                                            By Order of the Board of Directors,

                                            /s/ John Mark McLaughlin
                                            ----------------------------------
                                            John Mark McLaughlin
                                            Chairman of the Board of Directors

                                   APPENDIX A

                                     CHARTER
                             OF THE AUDIT COMMITTEE
                                       OF
                          TOREADOR ROYALTY CORPORATION

                                  May 18, 2000


Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise of at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     - The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to the shareholders' approval.

     - The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective auditors including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     - The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair or at least one member of the committee may represent the entire committee for the purposes of this review.

     - The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

                                   APPENDIX B

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
    RESULTS OF OPERATIONS................................................    B-1

REPORT OF INDEPENDENT AUDITORS...........................................    B-5

FINANCIAL STATEMENTS:
    CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2000 AND 1999.........    B-6

    CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE YEARS
    ENDED DECEMBER 31, 2000..............................................    B-7

    CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
    FOR THE THREE YEARS ENDED DECEMBER 31, 2000..........................    B-8

    CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE YEARS
    ENDED DECEMBER 31, 2000..............................................    B-9

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS...........................   B-10

                         TOREADOR RESOURCES CORPORATION

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATION.

INTRODUCTION

        In Management's Discussion and Analysis, we explain our general financial condition and the results of operations including:

         -   what factors affect our business;

         -   what our earnings and costs were in 2000, 1999 and 1998;

         -   why those earnings and costs were different from the year before;

         -   where our earnings came from;

         -   how all of this affects our overall financial condition;

         - what our expenditures for capital projects were in 1998 through 2000 and what we expect them to be in 2001 and

         -   where cash will come from to pay for future capital expenditures.

        As you read Management's Discussion and Analysis, it may be helpful to refer to the Company's Consolidated Statements of Operations on page F-4, which present the results of our operations for 2000, 1999 and 1998. In Management's Discussion and Analysis, we analyze and explain the annual changes in the specific line items in the Consolidated Statements of Operations. Our analysis may be important to you in making decisions about your investments in Toreador.

The Company follows the successful efforts method of accounting for oil and gas exploration and development expenditures. Under this method, costs of successful exploratory wells and all development wells are capitalized. Costs to drill exploratory wells, which do not find proved reserves, are expensed. Significant costs associated with the acquisition of oil and gas properties are capitalized. Acquisition costs of mineral interests in oil and gas properties remain capitalized until they are impaired or a determination has been made to discontinue exploration of the lease, at which time all related costs are charged to expense. Impairment of unproved properties is assessed and recorded on a property-by-property basis. Upon sale or abandonment of units of property or the disposition of miscellaneous equipment, the cost is removed from the asset account, the related reserves relieved of the accumulated depreciation or depletion and the gain or loss is credited to or charged against operations. Maintenance and repairs are charged to expense; betterments of property are capitalized as described below. The Company provides for depreciation, depletion and amortization of its investment in producing oil and gas properties on the units-of-production method, based upon independent reserve engineers' estimates of recoverable oil and gas reserves from the property. Depreciation expense for fixed assets is generally calculated on a straight-line basis based upon estimated useful lives of five years.

        The Company evaluates the carrying value of its long-lived assets, consisting primarily of oil and gas properties, when events or changes in circumstances indicate that the carrying value of such assets may be impaired. The determination of impairment is based upon expectations of undiscounted future cash flows of the related asset pursuant to Statement of Financial Accounting Standard No. 121 (SFAS 121) "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." There was no impairment in 2000. There was impairment during 1999 in the amount of $14,401, primarily due to the decrease in oil and gas reserves for the affected producing properties. There was impairment in 1998 of $19,649 resulting from the decrease in oil and gas prices and there was no impairment during 1997. The impairments are included in the "Depreciation, depletion and amortization" category of the Consolidated Statements of Operations.

LIQUIDITY AND CAPITAL RESOURCES

         Historically, most of the exploration activity on our acreage has been funded and conducted by other oil companies. Exploration activity by third party oil companies typically generates lease bonus and option income to us. If such drilling is successful, we receive royalty income from the oil or gas production but bear none of the capital or operating costs. Since the middle of 1996, we have successfully accelerated the evaluation of several areas of our mineral acreage as well as increased our ownership in any reserves that were discovered by acquiring working interests of selected 3-D seismic projects and any wells drilled as a result of such geological activity.

         We will continue to actively pursue exploration and development opportunities on our own mineral acreage in order to take advantage of the current favorable level of crude oil prices. We will also expand our drilling focus to geologic regions, particularly those areas with proven and attractive gas reserves that can provide potentially better rates of return on our capital resources. We also plan to evaluate 3-D seismic projects or drilling prospects, generated by third party operators. If judged geologically and financially attractive by our management, we will enter into joint ventures on those third party projects subject to available room within the capital exploration budget approved by our board of directors.

         Our 2001 capital exploration budget, excluding any acquisitions we may make, could range from $2,500,000 to $4,000,000, depending on the timing of any new seismic surveys and drilling of exploratory and development wells in which we may hold a working interest position.

         We also intend to actively evaluate opportunities to acquire producing properties that represent unique opportunities for us to add additional reserves to our reserve base while not increasing general and administrative costs. Any such acquisitions will be financed using cash on hand, third party sources, existing credit facilities or any combination thereof.

         At the present time, the primary source of capital for financing our operations is our cash flow from operations. During 2000, cash flow provided by operating activities was $6,046,146. We anticipate that cash flow provided by operating activities for 2001 will be materially higher reflecting the higher gas and crude oil prices and increased reserves from more recent acquisitions and mergers.

         On February 16, 2001, the Company entered into a $75 million credit agreement (the "Facility") with Bank of Texas, National Association that matures on February 16, 2006. The Facility replaced the Company's prior revolving credit facility with Compass Bank that had a maturity date of October 1, 2002 (the "Prior Credit Facility"). Outstanding borrowings under the Prior Credit Facility totaled $15.2 million as of December 31, 2000. The interest rate on the Prior Credit Facility at December 31, 2000 was 9.25%.

         The Facility bears interest, at the option of the Company, based on (a) a base rate equal to the higher of (i) the rate of interest per annum then most recently published by The Wall Street Journal as the prime rate on corporate loans for large U.S. commercial banks (9.50% at December 31, 2000) less 1.25%, or (ii) the sum of the rate of interest, then most recently published by The Wall Street Journal as the "federal funds" rate for reserves traded among commercial banks for overnight use, less three quarters of one percent (0.75%), both as published in the Money Rates section of The Wall Street Journal, or (b) the sum of the LIBOR Rate (6.40% at December 31, 2000) plus 1.75%. Additionally, the Facility calls for a commitment fee of 0.375% on the unused portion.

         The Facility imposes certain restrictive covenants on the Company, including the maintenance of a Debt Service Coverage Ratio greater than or equal to 1.25 to 1.00; maintenance of a Current Ratio greater than or equal to 1.00 to 1.00; and maintenance of a Tangible Net Worth of not less than the sum of (i) $13.65 million, plus (ii) 50% of the Company's annual net income, plus (iii) 100% of all equity contributions. Although the Facility was not in place as of December 31, 2000, the Company was in compliance with all covenants.

         The Facility is controlled by the borrowing base. The amount of debt outstanding at any time is not allowed to exceed the borrowing base as determined by the lender. The borrowing base is subject to evaluation every six months and can be adjusted either up or down. We are required to repay any principal that exceeds the revised borrowing base. The borrowing base as of March 16, 2001 was $20.00 million.

         We may reinvest proceeds from option and lease bonuses by taking a working interest in 3-D seismic projects or in wells. To the extent cash flow from operations does not significantly increase and external sources of capital are limited or unavailable, our ability to make the capital investment to participate in 3-D seismic surveys and increase our interest in projects on our acreage will be limited. Future funds are expected to be provided through production from existing producing properties and new producing properties that may be discovered through exploration of our acreage by third parties or by us. Funds may also be provided through external financing in the form of debt or equity. There can be no assurance as to the extent and availability of these sources of funding.

         We maintain our excess cash funds in interest-bearing deposits and in marketable securities. In addition to the properties described above, we also may acquire other producing oil and gas assets, which could require the use of debt, including the Facility or other forms of financing.

         Our management believes that sufficient funds are available from internal sources and other third party sources to meet anticipated capital requirements for fiscal 2001.

         Through December 31, 2000 we have used $1,537,794 of our cash reserves to purchase 527,000 shares of our Common Stock pursuant to four share repurchase programs and discretionary repurchases of our stock subject to cash availability as approved by the board of directors. On March 23, 1999, the Company's board of directors reinstated the existing common stock repurchase program enabling the Company to purchase the remaining 117,300 shares available under the April 1997 stock repurchase plan from time to time and depending on market conditions. On October 18, 2000 the Company's board authorized the repurchase of up to 500,000 additional shares. As of December 31, 2000, the Company had repurchased 527,000 shares under all plans, leaving 528,700 shares remaining available for repurchase. Management anticipates that any future repurchases of the Company's Common Stock will be funded from the Company's cash flow from operations and working capital.

         Dividends on our Common Stock may be declared and paid out of funds legally available when and as determined by our board of directors. Cash dividends totaling $51,775 have been paid on our Common Stock to date. Our board of directors plans to continue our policy of holding and investing corporate funds on a conservative basis, and thus we do not anticipate paying cash dividends on our Common Stock in the foreseeable future. In addition, under the terms of the Facility we are prohibited from paying dividends on the Common Stock without prior consent from Bank of Texas, National Association (other than dividends payable in shares of Common Stock).

         Dividends on our Series A Preferred Stock are paid on a quarterly basis per the terms of the Certificate of Designation, as amended. Cash dividends totaling $360,000 were paid for the years ended December 31, 2000 and 1999 and $19,500 was paid for the year ended December 31, 1998. Future dividends will be paid in cash only at a rate of $90,000 per calendar quarter.

         During 2000, we received a total of $25,000 as a result of the exercise of stock options to purchase our Common Stock by a former consultant. Those options related to 10,000 shares of Common Stock with an exercise price of $2.50 per share.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

         Total revenues for 2000 were $14,007,035 compared with $5,630,269 in 1999. Revenues from oil and gas sales increased to $13,163,862 in 2000 from $4,259,040 in 1999. This 209.1% increase reflects a 74.9% increase in volume on a BOE basis (principally reflecting the benefit of a full year of revenue from properties acquired in the latter part of 1999, along with the Texona Petroleum Corporation Merger in September 2000) along with an 80.1% increase on a price per BOE basis. Average oil prices increased 66.0% to $28.45 in 2000 from $17.14 in 1999. Average gas prices increased 84% to $3.94 in 2000 from $2.14 in 1999. Our net oil production increased 112.3% to 273,706 Bbls in 2000 from 128,924 Bbls in 1999. Net gas production increased 43.5% to 1,318,714 Mcf of gas in 2000 from 918,986 Mcf of gas in 1999. Lease bonuses and rentals were $472,845 in 2000, up from $463,083 in 1999.

         Interest and other income were $70,702 in 2000 versus $109,035 in 1999. This 35.2% decrease was due to the employment of short-term funds in the acquisition of properties and repayment of debt rather than retaining such funds in interest bearing accounts. Gain on sale of properties and other assets was $407,679 in 2000, down from $851,726 in 1999. The 1999 sales were for two large mineral acreage packages while the 2000 sales were for several producing properties.

         Total costs and expenses were $8,890,389 in 2000 as compared with $4,758,331 in 1999 representing an 86.8% increase. The largest increases came from lease operating expense and depreciation, depletion and amortization where expenses increased 232.4% and 91.1% to $2,324,603 and $2,439,368 in 2000 versus
$699,278 and $1,276,268 in 1999, respectively. This major increase reflects the property acquisitions we made during December of 1999 and during 2000, all of which were working interest properties. Dry holes and abandonments increased to $50,642 in 2000 from $9,933 in 1999, due to the increased drilling activity we participated in during 2000. Geological and geophysical expenses decreased 34.5% to $258,345 in 2000 versus $394,496 in 1999, reflecting the completion of our two 3-D seismic projects that will generate future drilling sites. Our general and administrative expenses increased $635,955 or 40.2% to $2,219,684 in 2000 from $1,583,729 in 1999, primarily resulting from the addition of staff. During 2000, we incurred interest expense of $1,408,807 as compared with $794,627 in 1999 as a result of debt incurred for the property acquisitions made from December of 1999 through December of 2000. Other expense during 2000 totaled $188,940 vs. zero in 1999, primarily resulting from the mark to market loss of $135,300 on our derivative financial instruments. The provision for income taxes increased to $1,763,577 in 2000 from $336,927 in 1999, due to the increased income realized in 2000.

         Total net income applicable to common shares for 2000 was $2,993,069 or $0.54 per share compared to net income of $148,011 or $0.03 per share in 1999.

YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

         Total revenues for 1999 were $5,603,269 compared with $2,308,640 in 1998. Revenues from oil and gas sales increased to $4,259,040 in 1999 from $1,968,638 in 1998. This 116.3% increase reflects a 63.2% increase in volume on a BOE basis (principally reflecting the benefit of a full year of revenue from properties acquired in December of 1998) along with a 32.5% increase on a price per BOE basis. Average oil prices increased 27.2% to $17.14 in 1999 from $13.48 in 1998. Average gas prices increased 12% to $2.14 in 1999 from $1.91 in 1998. Our net oil production increased 28.1% to 128,924 Bbls in 1999 from 100,615 Bbls in 1998. Net gas production increased 112.1% to 918,986 Mcf of gas in 1999 from 433,272 Mcf of gas in 1998. Lease bonuses and rentals were $463,083 in 1999, up from $168,664 in 1998, an increase of 174.6% primarily as a result of leasing activity on our Southeastern States Holdings.

         Interest and other income were $109,035 in 1999 versus $171,338 in 1998. This 36.4% decrease was due to the employment of short-term funds in the acquisition of properties rather than retaining such funds in interest bearing accounts.

         Total costs and expenses were $4,758,331 in 1999 as compared with $2,784,163 in 1998 representing a 70.9% increase. The largest increase came from depreciation, depletion and amortization where expenses increased 148.3% to $1,276,268 in 1999 versus $514,071 in 1998. This major increase reflects the property acquisitions we made during December of 1998 and during 1999. Dry holes and abandonments decreased 92.5% to $9,933 in 1999 from $133,113 in 1998, due to the decreased drilling activity we participated in during 1999. Geological and geophysical expenses decreased 23.8% to $394,496 in 1999 versus $517,870 in 1998, reflecting the completion of our acquisition and processing phase of the two 3-D seismic projects that will generate future drilling sites. Our general and administrative expenses increased $584,181 or 58.4% to $1,583,729 in 1999 from $999,548 in 1998, primarily resulting from the addition of staff. During 1999, we incurred interest expense of $794,627 as compared with $36,120 in 1998 as a result of debt incurred for the property acquisitions made from December of 1998 through December of 1999.

         Total net income applicable to common shares for 1999 was $148,011 or $0.03 per share compared to a net loss of $261,746 or $0.05 per share in 1998.

NEW ACCOUNTING PRONOUNCEMENTS

         The Company has not yet adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement will be adopted effective January 1, 2001. It establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This Statement does not allow retroactive application to financial statements of prior periods. The Company is accounting for its financial instruments on a mark to market basis. For the year ended December 31, 2000, the Company recorded a loss, included in other expense, and an offsetting accrued liability of $135,300. Accordingly, the result of the adoption of this Statement will have no impact on future income. The Company intends to continue to account for the results of financial instruments on a mark to market basis.

                         TOREADOR RESOURCES CORPORATION

                         REPORT OF INDEPENDENT AUDITORS




The Board of Directors and Stockholders
Toreador Resources Corporation

We have audited the accompanying consolidated balance sheets of Toreador Resources Corporation as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Toreador Resources Corporation at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.



                                                               Ernst & Young LLP
Dallas, Texas
March 9, 2001

                       TOREADOR RESOURCES CORPORATION

                         CONSOLIDATED BALANCE SHEETS


                                                                                           December 31,
                                                                                ------------------------------------
                                                                                     2000                    1999
                                                                                ------------            ------------
ASSETS
Current assets:
    Cash and cash equivalents                                                   $  1,756,161            $    341,463
    Short-term investments                                                                --                  13,682
    Accounts and notes receivable                                                  2,678,020               1,112,502
    Marketable securities                                                            255,668                  36,251
    Other                                                                            103,057                  73,995
                                                                                ------------            ------------

      Total current assets                                                         4,792,906               1,577,893
                                                                                ------------            ------------

Properties and equipment, less accumulated
        depreciation, depletion and amortization                                  34,629,513              24,423,537

Equity in unconsolidated investments                                                 715,974                 114,241
Other assets                                                                         186,562                 214,150
Deferred tax benefit                                                                      --                 126,159
                                                                                ------------            ------------

      Total assets                                                              $ 40,324,955            $ 26,455,980
                                                                                ============            ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued liabilities                                    $  1,348,620            $    717,965
    Federal income taxes payable                                                     266,603                 171,317
    Current portion of long-term debt                                                     --                 250,000
                                                                                ------------            ------------

      Total current liabilities                                                    1,615,223               1,139,282

Long-term debt                                                                    15,244,223              14,666,500
Deferred tax liability                                                             3,204,616                      --
                                                                                ------------            ------------

      Total liabilities                                                           20,064,062              15,805,782
                                                                                ------------            ------------

Stockholders' equity:
    Preferred stock, $1.00 par value, 4,000,000
        shares authorized; 160,000 issued                                            160,000                 160,000
    Common stock, $0.15625 par value, 20,000,000
        shares authorized; 6,786,571 and 5,651,571 shares issued                   1,060,402                 883,058
    Capital in excess of par value                                                14,905,621               8,234,380
    Retained earnings                                                              5,618,676               2,677,382
    Accumulated other comprehensive income (loss)                                     53,988                 (35,530)
                                                                                ------------            ------------
                                                                                  21,798,687              11,919,290
    Treasury stock at cost:
        527,000 and 475,500 shares                                                (1,537,794)             (1,269,092)
                                                                                ------------            ------------

      Total stockholders' equity                                                  20,260,893              10,650,198
                                                                                ------------            ------------

      Total liabilities and stockholders' equity                                $ 40,324,955            $ 26,455,980
                                                                                ============            ============

The Company uses the successful efforts method of accounting for its oil and gas producing activities.


        See accompanying notes to the consolidated financial statements.

               TOREADOR RESOURCES CORPORATION

            CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                              YEAR ENDED DECEMBER 31,
                                                              --------------------------------------------------------
                                                                   2000                 1999                   1998
                                                              ------------          ------------          ------------
Revenues:
    Oil and gas sales                                         $ 13,163,862             4,259,040          $  1,968,638
    Lease bonuses and rentals                                      472,845               463,083               168,664
    Interest and other income                                       70,702               109,035               171,338
    Equity in earnings of unconsolidated investments               (53,977)                   --                    --
    Gain on sale of properties and other assets                    407,679               851,726                    --
    Loss on sale of marketable securities                          (54,076)              (79,615)                   --
                                                              ------------          ------------          ------------

      Total revenues                                            14,007,035             5,603,269             2,308,640
                                                              ------------          ------------          ------------

Costs and expenses:
    Lease operating                                              2,324,603               699,278               583,441
    Dry holes and abandonments                                      50,642                 9,933               133,113
    Depreciation, depletion and amortization                     2,439,368             1,276,268               514,071
    Geological and geophysical                                     258,345               394,496               517,870
    General and administrative                                   2,219,684             1,583,729               999,548
    Other                                                          188,940                    --                    --
    Interest                                                     1,408,807               794,627                36,120
                                                              ------------          ------------          ------------

      Total costs and expenses                                   8,890,389             4,758,331             2,784,163
                                                              ------------          ------------          ------------


Income (loss) before income taxes                                5,116,646               844,938              (475,523)

Provision (benefit) for income taxes                             1,763,577               336,927              (233,277)
                                                              ------------          ------------          ------------

Net income (loss)                                                3,353,069               508,011              (242,246)

Dividends on preferred shares                                      360,000               360,000                19,500
                                                              ------------          ------------          ------------

Income (loss) applicable to common shares                     $  2,993,069          $    148,011          $   (261,746)
                                                              ============          ============          ============

Basic income (loss) per share                                 $       0.54          $       0.03          $      (0.05)
                                                              ============          ============          ============

Diluted income (loss) per share                               $       0.50          $       0.03          $      (0.05)
                                                              ============          ============          ============

Weighted average shares outstanding
Basic                                                            5,522,321             5,185,588             5,125,063
Diluted                                                          6,691,361             5,250,862             5,125,063






       See accompanying notes to the consolidated financial statements.

          TOREADOR RESOURCES CORPORATION

       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                                            ACCUMULATED
                                                                  CAPITAL IN                   OTHER                      TOTAL
                                          PREFERRED   COMMON      EXCESS OF     RETAINED   COMPREHENSIVE   TREASURY    STOCKHOLDERS'
                                            STOCK      STOCK      PAR VALUE     EARNINGS   INCOME (LOSS)     STOCK        EQUITY
                                          --------- ----------   -----------   ----------  ------------  -----------   ------------
Balance at December 31, 1997 ............ $     --  $  838,683   $ 3,646,834   $2,791,117    $     --    $(1,059,439)   $ 6,217,195

Issuance of common stock ................       --      43,203       766,809           --          --             --        810,012

Issuance of preferred stock .............  160,000          --     3,789,219           --          --             --      3,949,219

Dividends declared on preferred stock           --          --            --      (19,500)         --             --        (19,500)

Purchase of treasury stock ..............       --          --            --           --          --        (95,250)       (95,250)

Comprehensive income ....................
  Net loss ..............................       --          --            --     (242,246)         --             --       (242,246)
  Other comprehensive loss, net of tax ..
   Unrealized loss on securities ........       --          --            --           --     (24,922)            --        (24,922)
                                                                                                                        -----------
Total comprehensive loss ................                                                                                  (267,168)
                                          --------  ----------   -----------   ----------    --------    -----------    -----------
Balance at December 31, 1998 ............  160,000     881,886     8,202,862    2,529,371     (24,922)    (1,154,689)    10,594,508

Issuance of common stock ................       --       1,172        31,518           --          --             --         32,690

Dividends paid on preferred stock .......       --          --            --     (360,000)         --             --       (360,000)

Purchase of treasury stock ..............       --          --            --           --          --       (114,403)      (114,403)

Comprehensive income ....................
  Net income ............................       --          --            --      508,011          --             --        508,011
  Other comprehensive loss, net of tax
   Unrealized loss on securities ........       --          --            --           --     (10,608)            --        (63,154)
   Less reclassification adjustment for
   losses included in net income ........                                                                                    52,546
                                                                                                                        -----------
Total comprehensive income ..............                                                                                   497,403
                                          --------  ----------   -----------   ----------    --------    -----------    -----------
Balance at December 31, 1999 ............  160,000     883,058     8,234,380    2,677,382     (35,530)    (1,269,092)    10,650,198

Issuance of common stock ................       --     177,344     6,241,406           --          --             --      6,418,750

Issuance of stock options ...............                   --       429,835           --          --             --        429,835

Dividends paid on preferred stock .......       --          --            --     (360,000)         --             --       (360,000)

Dividends paid on common stock ..........       --          --            --      (51,775)         --             --        (51,775)

Purchase of treasury stock ..............       --          --            --           --          --       (268,702)      (268,702)

Comprehensive income ....................
  Net income ............................       --          --            --    3,353,069          --             --      3,353,069
  Other comprehensive loss, net of tax ..
   Unrealized gain on securities ........       --          --            --           --      89,518             --         53,988
   Less reclassification adjustment for
   losses included in net income ........                                                                                    35,530
                                                                                                                        -----------
Total comprehensive income ..............                                                                                 3,442,587
                                          --------  ----------   -----------   ----------    --------    -----------    -----------
Balance at December 31, 2000 ............ $160,000  $1,060,402   $14,905,621   $5,618,676    $ 53,988    $(1,537,794)   $20,260,893
                                          ========  ==========   ===========   ==========    ========    ===========    ===========

                        TOREADOR RESOURCES CORPORATION

                    CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                             YEAR ENDED DECEMBER 31, 2000
                                                                               -----------------------------------------------------
                                                                                    2000                1999                1998
                                                                               ------------        ------------        -------------
Cash flows from operating activities:
    Net income (loss)                                                          $  3,353,069        $    508,011        $   (242,246)
    Adjustments to reconcile net income (loss) to
     net cash provided by operating activities:

      Depreciation, depletion and amortization                                    2,439,368           1,276,268             514,071
      Dry holes and abandonments                                                     50,642               9,933             133,113
      Loss on sale of marketable securities                                          54,076              79,615                  --
      Gain on sale of properties                                                   (407,679)           (851,726)                 --
      Equity in earnings of unconsolidated investments                               53,977                  --                  --
      Changes in operating assets and liabilities:
        Increase in accounts and notes receivable                                (1,053,486)           (595,060)           (182,591)
        Decrease (increase) in federal income tax receivable                             --              63,064                (757)
        Increase in other current assets                                            (24,134)            (12,865)            (34,174)
        Increase in accounts payable and accrued liabilities                        619,245             149,711             258,664
        Increase in federal income taxes payable                                     95,286             171,317                  --
        Decrease (increase) in other assets                                          72,589            (112,500)                 --
        Deferred tax expense (benefit)                                              793,193              77,546            (169,456)
                                                                               ------------        ------------        ------------
           Net cash provided by operating activities                              6,046,146             763,314             276,624
                                                                               ------------        ------------        ------------

Cash flows from investing activities:
     Expenditures for oil and gas property and equipment                         (2,300,855)           (486,275)           (797,438)
     Acquisition of oil and gas properties                                         (129,069)         (8,722,073)        (13,154,543)
     Proceeds from lease bonuses and rentals                                         42,877              27,407                  --
     Sale (purchase) of short-term investments                                       13,682           1,204,609          (1,218,291)
     Purchase of marketable securities                                             (173,868)            (35,241)           (412,676)
     Proceeds from sale of marketable securities                                     36,009             278,217                  --
     Proceeds from sale of properties and other assets                              901,039           1,024,676                  --
     Purchase of equity in unconsolidated investments                              (155,710)           (114,241)                 --
     Purchase of furniture and fixtures                                             (52,215)           (157,627)            (29,249)
                                                                               ------------        ------------        ------------
          Net cash used by investing activities                                  (1,818,110)         (6,980,548)        (15,612,197)
                                                                               ------------        ------------        ------------

Cash flows from financing activities:
    Payment for debt issue costs                                                    (45,001)            (22,777)            (78,873)
    Proceeds from long-term debt                                                  2,494,223           7,176,500           8,600,000
    Payment of principal on long-term debt                                       (4,660,723)           (860,000)                 --
    Proceeds from issuance of stock                                                  25,000              32,690             810,012
    Proceeds from issuance of preferred stock, net                                       --                  --           3,949,219
    Payment of preferred  and common dividends                                     (411,775)           (379,500)                 --
    Purchase of treasury stock                                                     (268,702)           (114,403)            (95,250)
    Other                                                                            53,640                  --                  --
                                                                               ------------        ------------        ------------
         Net cash provided (used) by financing activities                        (2,813,338)          5,832,510          13,185,108
                                                                               ------------        ------------        ------------

Net increase (decrease) in cash and cash equivalents                              1,414,698            (384,724)         (2,150,465)

Cash and cash equivalents, beginning of period                                      341,463             726,187           2,876,652
                                                                               ------------        ------------        ------------

Cash and cash equivalents, end of period                                       $  1,756,161        $    341,463        $    726,187
                                                                               ============        ============        ============

Supplemental schedule of cash flow information:
     Cash paid during the period for:
       Income taxes                                                            $    875,098        $         --        $    (63,064)
       Interest                                                                   1,234,985             620,106                  --


       See accompanying notes to the consolidated financial statements.

                         TOREADOR RESOURCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Toreador Resources Corporation ("Toreador" or the "Company") is an independent oil and gas company engaged in domestic oil and gas exploration, development, production and acquisition activities. The Company owns in excess of 1,300,000 net mineral acres located primarily in Mississippi, Texas and Alabama. In addition, the Company owns working or royalty interests in Mississippi, Texas, Kansas, Alabama, California, Michigan, New Mexico, Oklahoma, Louisiana and Arkansas. The Company's business activities are conducted primarily with industry partners located within the United States.

PERVASIVENESS OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONSOLIDATION

The consolidated financial statements include the accounts of Toreador and its wholly owned subsidiaries, Toreador Exploration & Production Inc. ("Toreador E&P"), Tormin, Inc. ("Tormin") and Toreador Acquisition Corporation ("TAC"). All inter-company accounts and transactions have been eliminated.

RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to current year presentation.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand, amounts due from banks and all highly liquid investments with original maturities of three months or less. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk on cash.

MARKETABLE SECURITIES

When securities are purchased they are designated as trading securities or available for sale. Trading investments are classified as current assets and changes in fair value are reported in the statement of operations. Investments in available for sale securities are classified based upon management's intent to sell the security and changes in fair value are reported net of tax as a separate component of accumulated other comprehensive income (loss).

FINANCIAL INSTRUMENTS

The carrying amounts of financial instruments including cash and cash equivalents, short-term investments, accounts receivable, marketable securities, accounts payable and accrued liabilities and long-term debt approximate fair value, unless otherwise stated, as of December 31, 2000 and 1999.

DERIVATIVE FINANCIAL INSTRUMENTS

The Company has only limited involvement with derivative financial instruments. They are used to manage well-defined commodity price risks. The Company is exposed to credit losses in the event of nonperformance by the counterparty to its financial instruments. The Company anticipates, however, that such counterparty will be able to fully satisfy its obligations under the contracts. The Company does not obtain collateral or other security to support financial instruments subject to credit risk but monitors the credit standing of the counterparty. The Company accounts for its derivative financial instruments on a mark to market basis.

                         TOREADOR RESOURCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The Company utilizes various option contracts to (i) reduce the effect of the volatility of price changes on the commodities the Company produces and sells,
(ii) support the Company's annual capital budgeting and expenditure plans and
(iii) lock in price ranges to protect the economics related to certain capital projects.

OIL AND GAS PROPERTIES

The Company follows the successful efforts method of accounting for oil and gas exploration and development expenditures. Under this method, costs of successful exploratory wells and all development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves are expensed. Significant costs associated with the acquisition of oil and gas properties are capitalized. Upon sale or abandonment of units of property or the disposition of miscellaneous equipment, the cost is removed from the asset account, the related reserves relieved of the accumulated depreciation or depletion and the gain or loss is credited to or charged against operations.

Maintenance and repairs are charged to expense; betterments of property are capitalized and depreciated as described below.

LEASE BONUSES

The Company defers bonuses received from leasing minerals in which unrecovered costs remain by recording the bonuses as a reduction of the unrecovered costs. Bonuses received from leasing mineral interests previously expensed are taken into income. For federal income tax purposes, lease bonuses are regarded as advance royalties (ordinary income). Bonuses totaling $42,877, $27,407 and zero were recorded as cost reductions for the years ending December 31, 2000, 1999 and 1998, respectively.

DEPRECIATION, DEPLETION AND AMORTIZATION

The Company provides for depreciation, depletion and amortization of its investment in producing oil and gas properties on the unit-of-production method, based upon independent reserve engineers' estimates of recoverable oil and gas reserves from the property. Depreciation expense for fixed assets is generally calculated on a straight-line basis based upon estimated useful lives of five years.

IMPAIRMENT OF ASSETS

Producing property costs are evaluated for impairment and reduced to fair value if the sum of expected undiscounted future cash flows is less than net book value pursuant to Statement of Financial Accounting Standard No. 121 (SFAS 121) "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Impairment of non-producing leasehold costs and undeveloped mineral and royalty interests are assessed periodically on a property-by-property basis, and any impairment in value is currently charged to expense. There was no impairment loss during 2000. There was an impairment loss during 1999 in the amount of $14,401 primarily due to the decrease in oil and gas reserves for the affected producing properties. There was an impairment loss in 1998 of $19,649 resulting from the decrease in oil and gas prices. The impairments are included in the "Depreciation, depletion and amortization" category of the consolidated statement of operations.

REVENUE RECOGNITION

Oil and gas revenues are accounted for using the sales method. Under this method, sales are recorded on all production sold by the Company regardless of the Company's ownership interest in the respective property. Imbalances result when sales differ from the seller's net revenue interest in the particular property's reserves and are tracked to reflect the Company's balancing position. At December 31, 2000 and 1999, the imbalance and related value were immaterial.

STOCK-BASED COMPENSATION

Statement of Financial Accounting Standards No. 123, ("SFAS 123") "Accounting for Stock-Based Compensation," encourages, but does not require, the adoption of a fair value-based method of accounting for employee stock-based compensation transactions. The Company has elected to apply the provisions of Accounting Principles Board Opinion No. 25 ("Opinion 25"), "Accounting for Stock Issued to Employees," and related interpretations, in accounting for its employee stock-based compensation plans. Under Opinion 25, compensation cost is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant above the amount an employee must pay to acquire the stock.

                         TOREADOR RESOURCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NET INCOME (LOSS) PER COMMON SHARE

Basic income (loss) per common share amounts were computed by dividing net income (loss) after deduction of dividends on preferred shares by the weighted average number of common shares outstanding during the period. Diluted income
(loss) per common share assumes the conversion of all securities that are exercisable or convertible into common shares that would dilute the basic earnings per common share during the period. The increase in potential shares used to determine dilutive income per share for the year ended December 31, 2000 is attributable to convertible preferred stock and dilutive stock options. Convertible preferred stock was not considered in the diluted income (loss) per share calculations for 1999 and 1998, as the effect would be antidilutive. Stock options were not considered in the diluted loss per share calculation for 1998, as the effect would be antidilutive.

NEW ACCOUNTING PRONOUNCEMENTS

The Company has not yet adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This Statement will be adopted effective January 1, 2001. It establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. This Statement does not allow retroactive application to financial statements of prior periods. The Company is accounting for its financial instruments on a mark to market basis. For the year ended December 31, 2000, the Company recorded a loss, included in other expense, and an offsetting accrued liability of $135,300. Accordingly, the result of the adoption of FAS No. 133 will have no impact on future income. The Company intends continue to account for the results of financial instruments on a mark to market basis.

2.       MARKETABLE SECURITIES

Marketable securities at December 31, 2000 and 1999 consist of several issues of preferred stock with a fair market value of $255,668 and $36,251, respectively. The Company has designated these investments as "securities available for sale" pursuant to Statement of Financial Accounting Standards No. 115. The net unrealized gain related to these securities before taxes is $81,800 ($53,988 net of tax) at December 31, 2000 and the net unrealized loss was $53,834 ($35,530 net of tax) at December 31, 1999, and is reflected as other comprehensive income
(loss). During 2000, a portion of the available-for-sale securities was sold for $36,009 resulting in a net loss before taxes of $54,076 ($34,068 net of tax) based upon historical cost.

3.       ACCOUNTS RECEIVABLE

         Accounts receivable consist of the following:


                                                                             DECEMBER 31,
                                                                     ------------------------
                                                                        2000          1999
                                                                     ----------    ----------
                       Oil and gas................................   $2,581,872    $1,073,035
                       Note receivable............................       30,000        30,000
                       Other receivables..........................       66,148         9,467
                                                                     ----------    ----------
                                                                     $2,678,020    $1,112,502
                                                                     ==========    ==========

Oil and gas receivables are due from companies engaged principally in oil and gas activities, with payment terms on a short-term basis and in accordance with industry standards. The note receivable is the current amount due from the purchaser of non-strategic assets during 1999.

                         TOREADOR RESOURCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


4.       PROPERTIES AND EQUIPMENT

Properties and equipment consist of the following:


                                                                                     DECEMBER 31,
                                                                            ------------------------------
                                                                                2000              1999
                                                                            ------------      ------------
                 Undeveloped mineral and royalty interests ..............   $  7,361,174      $  7,404,891
                 Non-producing leaseholds ...............................        765,472           408,899
                 Producing leaseholds ...................................     19,030,833         9,129,775
                 Producing royalty interests ............................     10,458,935        10,581,301
                 Lease and well equipment ...............................      2,774,873           523,374
                 Furniture and fixtures and other assets ................        330,069           265,895
                                                                            ------------      ------------
                                                                              40,721,356        28,314,135

                 Accumulated depreciation, depletion and amortization ...     (6,091,843)       (3,890,598)
                                                                            ------------      ------------

                                                                            $ 34,629,513      $ 24,423,537
                                                                            ============      ============

During 2000 the Company sold various properties and equipment for $901,039 (net of closing costs) resulting in a gain of $407,679 before tax.

5.       ACQUISITION OF OIL AND GAS PROPERTIES

On September 19, 2000, TAC completed a merger with Texona Petroleum Corporation ("Texona"), pursuant to a Merger Agreement dated as of September 11, 2000. The terms of the Merger Agreement called for Texona to be merged with TAC in a forward triangular merger, thus leaving TAC as the surviving entity. The outstanding stock of Texona was exchanged for a total of 1,115,000 common shares of Toreador, of which 1,025,000 were issued to the Texona shareholders during 2000 and the remaining shares ("Deferred Shares") will be issued no later then June 1, 2001, subject to Toreador shareholder approval. If the approval is not obtained, Deferred Shares will not be issued and there will be no financial penalty. The value of the Deferred Shares will be added to the value of oil and gas properties acquired upon issuance. The issuance of Toreador shares for the Texona shares is hereinafter referred to as the "Merger".

In addition, the Company issued 143,040 of its stock options to certain former employees and directors of Texona. The strike price of the options is $3.12 per share, and they expire on September 19, 2010. On the Merger closing date, the Company's stock was trading at $5.75 per share, and accordingly, the fair value of the options was included in the purchase price allocated to the assets acquired and liabilities assumed.

Immediately prior to the Merger, Texona owned an interest in close to 1,000 wells located in 12 states, primarily Oklahoma, Texas and Louisiana. The estimated proved reserves for Texona totaled 6,806 MMcf and 449 MBbl for a total of 9,502 MMcfe (equivalent MMcf on six Mcf per one barrel of oil basis).

Immediately after the Merger closing, TAC extinguished Texona's outstanding bank debt of $2,449,223, utilizing its line from Compass Bank, Dallas. In connection with the borrowing, Toreador, TAC, Toreador E&P and Tormin entered into an amendment to their existing Credit Agreement with Compass Bank, which Credit Agreement was effective September 30, 1999. The amendment to the Credit Agreement increased the borrowing base to $17,000,000 from the previous borrowing base of $14,500,000.

The Merger is being accounted for under the purchase method of accounting for business combinations. Under the purchase method, the combination is recorded at cost, which in this case is based upon the fair market value of Toreador common stock, options issued and direct costs incurred. Acquired assets are recorded at their fair market value up to the purchase price. The Company's results of operations for the year ended December 31, 2000 include the results of operations from September 19, 200 through December 31, 2000.

                         TOREADOR RESOURCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                    Texona Merger


                 Fair market value of common stock and options.....    $    6,269,945
                 Other acquisition costs, net of cash acquired.....           129,069
                                                                       --------------
                            Total consideration....................    $    6,399,014
                                                                       ==============

                 Allocated as follows:
                 Assets acquired
                   Accounts receivable.............................    $      512,032
                   Other current assets............................             4,928
                   Producing leaseholds............................        10,867,193
                   Other assets....................................            11,960

                 Liabilities assumed
                   Accounts payable................................            11,410
                   Long-term debt..................................         2,494,223
                   Deferred tax liabilities........................         2,491,466
                                                                       --------------
                            Net assets acquired....................    $    6,399,014
                                                                       ==============

The following summarized unaudited pro forma financial information assumes the Merger occurred on January 1 of each year:


                                                                       YEAR ENDED DECEMBER 31,
                                                                     -----------------------------
                                                                         2000            1999
                                                                     -------------- ---------------
                 Revenues........................................    $ 16,323,259   $   8,274,627
                 Net income (loss)...............................    $  3,854,326   $     764,149
                 Net income (loss) applicable to common shares...    $  3,494,326   $     404,149
                 Net income (loss) per share - basic.............    $        .63   $         .08
                 Net income (loss) per share - diluted...........    $        .52   $         .08

The pro forma results do not necessarily represent results that would have occurred if the transactions had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.

6.       EQUITY IN UNCONSOLIDATED INVESTMENTS

On July 11, 2000, the Company acquired a 35.0% interest in EnergyNet.com, Inc. ("EnergyNet"), an Internet based oil and gas property auction company. The terms of the acquisition called for the Company to issue 100,000 shares of common stock plus a $100,000 payment. The 100,000 shares were issued in August 2000.

The Company accounts for its 35% investment in EnergyNet and its 50% investment in Capstone Royalty, LLP using the equity method of accounting for investments. Equity in the pre-tax earnings of unconsolidated investments included in the 2000 consolidated statements of operations was $(53,977).

7.       DERIVATIVE FINANCIAL INSTRUMENTS

During 2000 the Company sold call options to its counterparty for an average volume of 35,000 MMBtu per month for at an average index price of $7.27 per MMBtu. The Company purchased put options from its counterparty for an average volume of 60,000 MMBtu per month at an average index price of $4.01 per MMBtu. The periods covered by the options began in March 2001 and end in October 2001.

The fair values of commodity price hedges outstanding at December 31, 2000 were obtained from quotes provided by the counterparty for each agreement and represent the amount the Company would be able to receive or be required to pay to liquidate the hedges as of December 31, 2000. The Company accounted for its derivative financial instruments on a mark to market basis. Accordingly, for the year ended December 31, 2000, the Company recorded a loss, included in other expense, and an offsetting accrued liability of $135,300.

8.       LONG-TERM DEBT

On February 16, 2001, the Company entered into a $75 million credit agreement (the "Facility") with Bank of Texas, National Association that matures on February 16, 2006. The Facility replaced the Company's prior revolving credit facility with

                         TOREADOR RESOURCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Compass Bank that had a maturity date of October 1, 2002 (the "Prior Credit Facility"). Outstanding borrowings under the Prior Credit Facility totaled $15.2 million as of December 31, 2000. The interest rate on the Prior Credit Facility at December 31, 2000 was 9.25%. The majority of the Company's oil and gas properties are pledged as collateral under the Facility.

The Facility bears interest, at the option of the Company, based on (a) a base rate equal to the higher of (i) the rate of interest per annum then most recently published by The Wall Street Journal as the prime rate on corporate loans for large U.S. commercial banks (9.50% at December 31, 2000) less 1.25%, or (ii) the sum of the rate of interest, then most recently published by The Wall Street Journal as the "federal funds" rate for reserves traded among commercial banks for overnight use, less three quarters of one percent (0.75%), both as published in the Money Rates section of The Wall Street Journal, or (b) the sum of the LIBOR Rate (6.40% at December 31, 2000) plus 1.75%. Additionally, the Facility calls for a commitment fee of 0.375% on the unused portion.

The Facility imposes certain restrictive covenants on the Company, including the maintenance of a Debt Service Coverage Ratio greater than or equal to 1.25 to 1.00; maintenance of a Current Ratio greater than or equal to 1.00 to 1.00; and, maintenance of a Tangible Net Worth of not less than the sum of (i) $13.65 million, plus (ii) 50% of the Company's annual net income, plus (iii) 100% of all equity contributions. Although the Facility was not in place as of December 31, 2000, the Company was in compliance with all covenants.

9.       CAPITAL

In connection with the private placement in 1994, the Company's placement agent received a five-year warrant to purchase 106,867 shares of common stock at a price of $4.375 per share and the right to participate in registered offerings of common stock by the Company. The Company paid $25,000 to the placement agent in December 1998 in order to terminate the warrant and the related rights.

On March 23, 1999, the Company's board of directors reinstated an existing common stock repurchase program enabling the Company to purchase the remaining 117,300 shares available under the previously authorized April 1997 stock repurchase plan from time to time and depending on market conditions. On October 18, 2000 the Company's board authorized the repurchase of up to 500,000 additional shares. As of December 31, 2000, the Company had repurchased 527,000 shares under all plans, leaving 528,700 shares remaining available for repurchase. Management anticipates that any future repurchases of the Company's common stock will be funded from the Company's cash flow from operations and working capital.

In December 1998, the Company sold 160,000 shares of Series A Preferred Stock (convertible into 1,000,000 common shares) for net proceeds of $3,949,219. The sale was made through a private placement. At the option of the holder, the preferred stock may be converted into common shares at a price of $4 per common share. The Company, at its option, may redeem the preferred stock at its stated value of $25 per share on or after December 1, 2004. The preferred stock accrues dividends at an annual rate of $2.25 per share payable quarterly in cash. The proceeds from the sale were used in part to finance the Southeastern States Acquisition in December 1998.

In August 2000, the Company issued 100,000 shares of common stock as part of the equity investment in EnergyNet. In September 2000, the Company issued 1,025,000 shares of common stock as part of the Merger with Texona.

                         TOREADOR RESOURCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


10.      EARNINGS PER SHARE

In accordance with the provisions of SFAS No. 128, "Earnings per Share," basic earnings per share is computed on the basis of the weighted-average number of common shares outstanding during the periods. Diluted earnings per share is computed based upon the weighted-average number of common shares plus the assumed issuance of common shares for all potentially dilutive securities.

The computation of earnings per share for the years ended December 31, 2000, 1999 and 1998 is as follows:


                                                                                   YEAR ENDED DECEMBER 31,
                                                                         -----------------------------------------
                                                                             2000           1999           1998
                                                                         -----------    -----------    -----------
                 BASIC EPS
                 Income (loss) attributable to common shares ........    $ 2,993,069    $   148,011    $  (261,746)

                 Average common shares outstanding applicable
                 to basic EPS .......................................      5,522,321      5,185,588      5,125,063
                                                                         -----------    -----------    -----------
                 Basic income (loss) per share ......................    $      0.54    $      0.03    $     (0.05)
                                                                         ===========    ===========    ===========

                 DILUTED EPS
                 Income (loss) attributable to common ...............    $ 2,993,069    $   148,011    $  (261,746)
                 shares
                 Add: preferred dividends ...........................        360,000        360,000         19,500
                                                                         -----------    -----------    -----------
                 Income (loss) attributable to diluted shares .......    $ 3,353,069    $   508,011    $  (242,246)


                 Average common shares outstanding applicable
                 to basic EPS .......................................      5,522,321      5,185,588      5,125,063
                 Add: stock options .................................        169,040         65,274             --
                      convertible preferred stock ...................      1,000,000             --             --
                                                                         -----------    -----------    -----------
                 Average common shares outstanding applicable
                 to diluted EPS .....................................      6,691,361      5,250,862      5,125,063
                                                                         -----------    -----------    -----------
                 Diluted income (loss) per share ....................    $      0.50    $      0.03    $     (0.05)
                                                                         ===========    ===========    ===========

Convertible preferred stock was not included in the computation of diluted earnings per share for the years ended December 31, 1999 and 1998 because their effect was antidilutive.

11.      INCOME TAXES

The Company's provision (benefit) for income taxes was comprised of the following:


                                                                                   YEAR ENDED DECEMBER 31,
                                                                        ------------------------------------------
                                                                            2000           1999            1998
                                                                        ----------      ----------      ----------
                 Federal:
                      Current ....................................      $  874,481      $  234,381      $  (63,821)
                      Deferred ...................................         728,880          77,546        (169,456)

                 State:
                      Current ....................................          95,903          25,000              --
                      Deferred ...................................          64,313              --              --
                                                                        ----------      ----------      ----------
                 Provision (benefit) for income taxes ............      $1,763,577      $  336,927      $ (233,277)
                                                                        ==========      ==========      ==========

The primary reasons for the difference between tax expense at the statutory federal income tax rate and the Company's provision for income taxes were:


                                                                                  YEAR ENDED DECEMBER 31,
                                                                       -------------------------------------------
                                                                           2000           1999             1998
                                                                       -----------     -----------     -----------
                 Statutory tax at 34% .............................    $ 1,739,660     $   287,279     $  (161,678)
                 Statutory depletion in excess of tax basis .......       (148,525)         (4,838)        (69,979)
                 State income tax .................................        160,216          25,000              --
                 Other ............................................         12,226          29,486          (1,620)
                                                                       -----------     -----------     -----------
                 Provision (benefit) for income taxes .............    $ 1,763,577     $   336,927     $  (233,277)
                                                                       ===========     ===========     ===========

                         TOREADOR RESOURCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 2000 and 1999 were as follows:


                                                                                2000              1999
                                                                            -----------        -----------
                 Deferred tax liabilities:
                      Leasehold costs ...................................   $(2,828,790)       $   (54,298)

                      Intangible drilling and development costs .........      (585,402)          (194,184)
                      Lease and well equipment ..........................       (94,759)           (21,565)
                      Unrealized gain on marketable securities ..........       (30,266)                --
                                                                            -----------        -----------
                          Gross deferred tax liabilities ................    (3,539,217)          (270,047)
                                                                            -----------        -----------

                 Deferred tax assets:
                      Depletion carryforwards ...........................            --              2,585
                      Geological and geophysical costs ..................       177,274            162,900
                      Net operating loss carryforward ...................        68,092                 --
                      Tax credit carryforwards ..........................            --            212,417
                      Equity basis investments ..........................        19,327                 --
                      Other .............................................        69,908                 --
                      Unrealized loss on marketable securities ..........            --             18,304
                                                                            -----------        -----------
                               Gross deferred tax assets ................       334,601            396,206
                                                                            -----------        -----------

                 Net deferred tax (liabilities) assets ..................   $(3,204,616)       $   126,159
                                                                            ===========        ===========

The acquisition of Texona assets resulted in a $2,491,466 deferred tax liability due to the difference between the book basis and the tax basis of the assets acquired. Of the change in deferred taxes, $46,116 was charged to net unrealized gain on marketable securities in stockholders' equity for 2000. The net operating loss carryforward relates to the Texona acquisition and will be available to offset future taxable income and income tax through 2018 and 2019.

12.      BENEFIT PLANS

The Company had a noncontributory defined benefit pension plan that was cancelled effective January 1, 2000. The benefits were based on years of service and the employee's compensation. A full distribution was made to each eligible employee during 2000. This plan was replaced with a 401(k) plan.

13.      STOCK COMPENSATION PLANS

The Company has granted stock options to key employees, directors and certain consultants of the Company as described below.

In May 1990, the Company adopted the 1990 Stock Option Plan ("the Plan"). The aggregate number of shares of common stock issuable under the Plan as amended is 500,000. The Plan provides for the granting of stock options at exercise prices equal to the market price of the stock at the date of the grant.

In September 1994, the Company adopted the 1994 Nonemployee Director Stock Option Plan ("Nonemployee Director Plan"). The number of shares of common stock issuable under the Nonemployee Director Plan is 200,000 shares in the aggregate. The Nonemployee Director Plan provides for the granting of stock options at exercise prices equal to the market price of the stock at the grant date.

Options under the Plan and the Nonemployee Director Plan are granted periodically throughout the year and are generally exercisable in equal increments over a three-year period and have a maximum term of 10 years. From time to time the Company has issued stock options that did not fall under any existing plan.

Pursuant to SFAS No. 123, the Company recorded an expense of zero, $13,939 and $19,747 during 2000, 1999 and 1998, respectively, for stock options granted to certain consultants to the Company.

                         TOREADOR RESOURCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


A summary of stock option transactions is as follows:


                                               2000                       1999                     1998
                                     -----------------------   -------------------------   ------------------------
                                                   WEIGHTED-                   WEIGHTED-                  WEIGHTED-
                                                   AVERAGE                     AVERAGE                    AVERAGE
                                                   EXERCISE                    EXERCISE                   EXERCISE
                                       SHARES       PRICE        SHARES          PRICE       SHARES         PRICE
                                     ----------   ----------   ----------      ---------   ---------      ---------
Outstanding at beginning of year        745,000    $    4.24      462,500      $    4.05      469,000     $    2.97
Granted                                 277,540         4.27      290,000           4.50      340,000          4.38
Exercised                               (10,000)        2.50       (7,500)          2.50     (276,500)         2.86
Forfeited                                    --           --           --             --      (70,000)         3.11
                                     ----------    ---------   ----------      ---------   ----------     ---------

Outstanding at end of year            1,012,540    $    4.27      745,000      $    4.24      462,500     $    4.05
                                     ==========    =========   ==========      =========   ==========     =========

Exercisable at end of year              571,341    $    3.88      216,658      $    3.85      100,833     $    3.28
                                     ==========    =========   ==========      =========   ==========     =========

For stock options granted during 2000 the following represents the weighted-average exercise prices and the weighted-average fair value based upon whether or not the exercise price of the option was greater than, less than or equal to the market price of the stock on the grant date:


                                                                     WEIGHTED-AVERAGE   WEIGHTED-AVERAGE
                                    OPTION TYPE                      EXERCISE PRICE        FAIR VALUE
                    ---------------------------------------------    ----------------   -----------------
                    Exercise price greater than market price....     $       5.50       $       3.13
                    Exercise price less than market price.......             3.12               3.59

The following table summarizes information about the fixed price stock options outstanding at December 31, 2000:


                           OPTIONS OUTSTANDING                                      OPTIONS EXERCISABLE
         ---------------------------------------------------------    -----------------------------------------------
                                                     WEIGHTED            WEIGHTED                           WEIGHTED
            RANGE OF             NUMBER              AVERAGE             AVERAGE           NUMBER           AVERAGE
            EXERCISE         OUTSTANDING AT         REMAINING            EXERCISE       EXERCISABLE         EXERCISE
             PRICES             12/31/00         CONTRACTUAL LIFE         PRICE         AT 12/31/00          PRICE
         ------------        --------------      ----------------       ----------      -----------        ----------
         $       2.50              55,000            5.1 Years          $     2.50          44,998         $     2.50
                 2.75              60,000            7.8 Years                2.75          39,996               2.75
                 3.00              30,000            8.5 Years                3.00          10,002               3.63
                 3.12             143,040            9.8 Years                3.12         143,040               3.12
          3.25 - 3.50              50,000            3.7 Years                3.40          50,000               3.40
                 3.63              30,000             .4 Years                3.63          30,000               3.63
                 3.88              30,000            8.8 Years                3.88          10,002               3.63
                 4.00              50,000            8.8 Years                4.00          16,665               3.63
                 5.00             430,000            8.2 Years                5.00         226,644               5.00
                 5.50             134,500            9.7 Years                5.50              --                 --
         ------------        ------------        -------------          ----------      ----------         ----------
         $2.50 - 5.50           1,012,540            8.0 Years          $     3.88         571,347         $     3.88
         ============        ============        =============          ==========      ==========         ==========

At December 31, 2000, there were 292,460 shares available for grant under existing plans.

                         TOREADOR RESOURCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Had compensation costs for employees under the Company's two stock-based compensation plans been determined based on the fair value at the grant dates under those plans consistent with the method prescribed by SFAS No. 123, the Company's pro forma net income and earnings per share would have been reduced to the pro forma amounts listed below:


                                                                     2000                 1999              1998
                                                                -------------       -------------       ------------
          Net income (loss)                      As reported    $   2,993,069       $     148,011       $   (261,746)
                                                    Pro forma   $   2,433,540       $     101,973       $   (291,577)

          Basic income (loss) per share          As reported    $        0.54       $        0.03       $      (0.05)
                                                    Pro forma   $        0.44       $        0.02       $      (0.05)

          Diluted income (loss) per share        As reported    $        0.50       $        0.03       $      (0.05)
                                                    Pro forma   $        0.42       $        0.02       $      (0.05)

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:


                                                         2000                1999               1998
                                                    ------------        ------------        ------------
          Dividend yield, per share                            -                   -                   -
          Volatility                                         59%                 59%                 27%

          Risk-free interest rate                     5.9 - 6.6%                6.4%                6.4%

          Expected lives                               3-5 years             5 years             5 years

14.      LEASE AND OTHER COMMITMENTS

The Company leases office space under a non-cancelable operating lease, which expires on August 31, 2005. The Company subleases portions of the leased space to one related party and one unrelated party under non-cancelable sub-leases that expire on August 31, 2002. Minimum annual rentals, net of sub-lease receipts, as of December 31, 2000 are as follows:

                            2001                                         $   115,069
                            2002                                             133,100
                            2003                                             170,608
                            2004                                             173,500
                            2005                                             115,667
                                                                         -----------
                                Total                                        707,944
                                                                         ===========

Net rent expense totaled $85,983, $95,541 and $43,676 for the years ended December 31, 2000, 1999 and 1998, respectively.

15.      RELATED PARTY TRANSACTIONS

A director of the Company also owns Wilco Properties, Inc. The Company entered into a technical services agreement with Wilco Properties, Inc. ("Wilco") effective February 1, 1999 whereby the Company provides accounting and geological management services for a monthly fee of $7,250. The Company has recorded to general and administrative expense $87,000 and $79,750 related to this agreement for the years ended December 31, 2000 and 1999, respectively. At December 31, 2000, $21,750 was receivable from Wilco under this agreement. The Company also subleases office space to Wilco pursuant to a sub-lease agreement. The Company has recorded reductions to rent expense totaling $15,080 and $7,248 related to the sub-lease agreement discussed in Note 13 during the years ended December 31, 2000 and 1999, respectively. Wilco and the Company have an informal arrangement under which one of the two companies incur, on behalf of the other, certain miscellaneous expenses that are subsequently reimbursed by the other company. Transactions under this arrangement resulted in net receipts from Wilco of $16,929 for the year ended December 31, 2000, and net payments to Wilco of $118,938 for the year ended December 31, 1999. There were no amounts due to or from Wilco as of December 31, 2000 or 1999 under this arrangement.

The Company owns an equity investment in EnergyNet.com, Inc., an Internet based oil and gas property auction company. The Company paid commissions totaling approximately $25,000 to EnergyNet.com, Inc. during 2000.

                         TOREADOR RESOURCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company entered into a consulting agreement with Earl Rossman, Jr. effective October 1, 2000, whereby Mr. Rossman provides consulting services for the Company for a monthly fee of $13,000. Mr. Rossman was President of Texona Petroleum Corporation immediately prior to the execution of the Merger Agreement. The consulting agreement expires on September 30, 2001. The Company paid fees totaling $39,000 during 2000.

16.      OIL AND GAS PRODUCING ACTIVITIES

The following information is presented pursuant to SFAS No. 69, Disclosures about Oil and Gas Producing Activities:

         RESULTS OF OPERATIONS

Results of operations from oil and gas producing activities were as follows:


                                                                          2000              1999             1998
                                                                       -----------      -----------      -----------
         Crude oil, condensate and gas ..........................      $13,163,862      $ 4,259,040      $ 1,968,638
         Lease bonuses and delay rentals ........................          472,845          463,083          168,664
                                                                       -----------      -----------      -----------
              Total revenues ....................................       13,636,707        4,722,123        2,137,302
         Costs and expenses:
              Lease operating costs .............................        2,324,603          699,278          583,441
              Exploration costs .................................          308,987          404,429          650,983
              Depreciation and depletion ........................        2,389,109        1,247,278          510,775
                                                                       -----------      -----------      -----------
         Income before income taxes .............................        8,614,008        2,371,138          392,103
         Income tax expense .....................................        3,187,183          806,187          133,315
                                                                       -----------      -----------      -----------
         Results of operations from producing activities
         (excluding corporate overhead) .........................      $ 5,426,825      $ 1,564,951      $   258,788
                                                                       ===========      ===========      ===========


         CAPITALIZED COSTS RELATING TO OIL AND GAS PRODUCING ACTIVITIES:


                                                                                   DECEMBER 31,
                                                             -----------------------------------------------------
                                                                   2000                1999                1998
                                                             -----------------    ----------------   -------------
         Unproved properties (a).........................    $   8,126,646        $   7,813,790      $   7,727,388
         Proved leaseholds...............................       29,489,768           19,711,076         10,913,730
         Lease and well equipment........................        2,774,873              523,374            417,382
                                                             -------------        -------------      -------------
                                                                40,391,287           28,048,240         19,058,500
         Less:   Accumulated depreciation, depletion
                      and amortization...................       (5,937,634)          (3,786,649)        (2,608,905)
                                                             -------------        -------------      -------------
         Capitalized costs...............................    $  34,453,653        $  24,261,591      $  16,449,595
                                                             =============        =============      =============

(a) Unproved properties for 1998 include $334,489 classified as "Assets held for sale".

COSTS INCURRED IN OIL AND GAS PROPERTY ACQUISITION, EXPLORATION AND DEVELOPMENT
ACTIVITIES:


                                                                   2000                1999                1998
                                                             -----------------    ----------------   -----------------
         Acquisition of properties
              Proved.....................................    $   6,399,014        $   8,722,073      $   5,883,911
              Unproved...................................                -              286,631          7,365,988
         Exploration costs...............................          930,859               28,200            133,113
         Development costs...............................        1,369,996              171,444            568,969
                                                             -------------        -------------      -------------

         Costs incurred..................................    $   8,699,869        $   9,208,348      $  13,951,981
                                                             =============        =============      =============

                         TOREADOR RESOURCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


17. SUPPLEMENTAL OIL AND GAS RESERVES AND STANDARDIZED MEASURE INFORMATION (UNAUDITED)

The following table identifies the Company's net interest in estimated quantities of proved oil and gas reserves and changes in such estimated quantities. Independent petroleum engineers prepared reserve estimates and Company management reviewed such estimates. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available. Estimated proved developed and undeveloped oil and gas reserves at December 31, 2000, 1999 and 1998 are tabulated below. Crude oil includes condensate and natural gas liquids and is stated in barrels (Bbl). Gas is stated in thousands of cubic feet (Mcf).


                                                                             OIL (BBL)              GAS (MCF)
                                                                            -----------            -----------
         PROVED DEVELOPED AND UNDEVELOPED RESERVES
         December 31, 1997 ......................................               553,178              2,564,540
         Purchases of reserves in place .........................               457,953              6,714,493
         Revisions of previous estimates ........................               180,310                813,717
         Extensions, discoveries, and other additions ...........                12,161                 92,539
         Production .............................................               (90,097)              (394,849)
                                                                            -----------            -----------

         December 31, 1998 ......................................             1,113,505              9,790,440
         Purchases of reserves in place .........................             1,282,123              1,602,953
         Revisions of previous estimates ........................              (121,532)            (2,640,742)
         Extensions, discoveries, and other additions ...........                51,494                377,177
         Production .............................................              (128,924)              (918,986)
                                                                            -----------            -----------

         December 31, 1999 ......................................             2,196,666              8,210,842
         Purchases of reserves in place .........................               453,646              6,922,040
         Revisions of previous estimates ........................                60,634             (1,204,842)
         Extensions, discoveries, and other additions ...........               102,121              1,074,597
         Sale of reserves .......................................               (16,493)                    --
         Production .............................................              (273,706)            (1,318,714)
                                                                            -----------            -----------

         December 31, 2000 ......................................             2,522,868             13,683,923
                                                                            ===========            ===========

         PROVED DEVELOPED RESERVES
         December 31, 1998 ......................................             1,094,454              8,500,655
                                                                            ===========            ===========

         December 31, 1999 ......................................             1,999,984              8,070,533
                                                                            ===========            ===========

         December 31, 2000 ......................................             2,445,226             13,666,276
                                                                            ===========            ===========

                         TOREADOR RESOURCES CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

Pursuant to SFAS No. 69, the Company has developed the following information titled "Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Quantities" (Standardized Measure). Accordingly, the Standardized Measure has been prepared assuming year-end selling prices adjusted for future fixed and determinable contractual price changes, year-end development and production costs, year-end statutory tax rates adjusted for future tax rates already legislated and a 10% annual discount rate. The Standardized Measure does not purport to be an estimate of the fair market value of the Company's reserves. An estimate of fair value would also have taken into account, among other things, the expected recovery of reserves in excess of proved reserves, anticipated changes in future prices and costs and a discount factor representative of the time value of money and risks inherent in producing oil and gas.



                                                                                     2000              1999             1998
                                                                                --------------   --------------   --------------
        Future cash inflows................................................     $  191,274,646   $   69,816,041   $   29,011,780
        Future production costs............................................         38,244,222       14,567,866        5,110,313
        Future development costs...........................................            330,071          588,733           44,279
                                                                                --------------   --------------   --------------

        Future net cash flows before income taxes..........................        152,700,353       54,659,442       23,857,188
        Future income tax expense..........................................         50,283,397       13,259,925        5,375,278
                                                                                --------------   --------------   --------------

        Future net cash flows..............................................        102,416,956       41,399,517       18,481,910
        10% annual discount for estimated timing of cash flows.............         44,761,452       15,891,904        7,011,003
                                                                                --------------   --------------   --------------

        Standardized  measure of discounted future net cash flows relating
        to proved oil and gas reserves.....................................     $   57,655,504   $   25,507,613   $   11,470,907
                                                                                ==============   ==============   ==============


The average oil and gas prices used to calculate future net cash inflows at December 31, 2000 were $25.21 per barrel and $9.21 per Mcf, respectively. At December 31, 2000 the NYMEX price for oil was $26.80 per barrel and the NYMEX price for gas was $9.78 per MMBtu.

CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH RELATING TO PROVED OIL AND GAS RESERVES

The following are the principal sources of change in the standardized measure:


                                                                           2000                1999                1998
                                                                           ----                ----                ----
         Balance at January 1 .................................       $ 25,507,613        $ 11,470,907        $  4,868,751
         Sales of oil and gas, net ............................        (10,839,259)         (3,559,762)         (1,385,196)
         Net changes in prices and production costs ...........         23,723,370           6,760,297          (2,206,776)
         Extensions and discoveries ...........................          6,831,763           1,234,841             181,087
         Revisions of previous quantity estimates .............           (683,786)         (4,901,897)          1,813,841
         Net change in income taxes ...........................        (18,921,740)         (3,309,637)           (473,300)
         Accretion of discount ................................          2,550,761           1,147,091             486,875
         Purchases of reserves ................................         28,597,160          14,706,892           8,304,398
         Sale of reserves .....................................           (206,536)                 --                  --
         Other ................................................          1,096,158           1,958,881            (118,773)
                                                                      ------------        ------------        ------------

         Balance at December 31 ...............................       $ 57,655,504        $ 25,507,613        $ 11,470,907
                                                                      ============        ============        ============

                         TOREADOR RESOURCES CORPORATION
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints John Mark McLaughlin and Edward C. Marhanka, and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Toreador Resources Corporation held of record by the undersigned on April 12, 2001, at the annual meeting of stockholders to be held on Thursday, May 17, 2001, at 10:00 a.m. in Dallas, Texas or any adjournment thereof, and especially to vote on the items of business specified below, as more fully described in the notice of the meeting dated April 23, 2001 and the proxy statement accompanying the notice. The undersigned hereby acknowledges receipt of the notice of the meeting dated April 23, 2001 and the proxy statement accompanying such notice.

      IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

1.  ELECTION OF DIRECTORS       FOR all nominees listed below                        WITHHOLD AUTHORITY
                                (except as marked to the contrary below)             to vote for all nominees listed below

         J. W. BULLION        EDWARD NATHAN DANE       PETER L. FALB G.         THOMAS GRAVES III
                 THOMAS P. KELLOGG, JR.      WILLIAM I. LEE       JOHN MARK McLAUGHLIN

(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

-------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

         THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS PRESENTED AND, IN THE DISCRETION OF THE PROXY, ANY OTHER BUSINESS.

         The undersigned hereby revokes any proxy or proxies previously given to represent or vote such Common Stock and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof.


                                   DATED:                               , 2001
                                         -------------------------------


                                   --------------------------------------------
                                           Signature(s) of Stockholder(s)

                                   Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as attorney, executor, administrator, guardian, trustee, or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.


Please complete, date and sign this proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.